UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Multimedia Games, Inc.
(Name of Registrant as Specified in its Charter)

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January 28, 2011

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Multimedia Games, Inc., a Texas corporation, to be held on Tuesday, March 22, 2011 at 10:00 a.m. local time, at our corporate office, located at 206 Wild Basin Road South, Building B, Austin, Texas 78746.

The Notice of Annual Meeting of Shareholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter. A copy of our Annual Report to Shareholders is also enclosed for your information.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. After reading the proxy statement, please promptly mark, sign and date the enclosed proxy card and return it in the prepaid envelope provided. Alternatively, you may vote your shares via a toll-free telephone number or over the Internet. Instructions regarding all three methods of voting are provided on the proxy card.  If you attend the meeting you will have the right to revoke the proxy and vote your shares in person.  If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

Respectfully yours,

/s/ Patrick J. Ramsey

Patrick J. Ramsey
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 22, 2011

TO THE SHAREHOLDERS OF MULTIMEDIA GAMES, INC.:

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Shareholders of Multimedia Games, Inc., a Texas corporation, will be held on March 22, 2011, at 10:00 a.m. local time, at our corporate office, located at 206 Wild Basin Road South, Building B, Austin, Texas 78746, for the following purposes:

1.
To elect the following nominees as directors to serve for the ensuing year and until their respective successors are elected: Michael J. Maples, Sr., Stephen J. Greathouse, Neil E. Jenkins, Justin A. Orlando, Patrick J. Ramsey, Robert D. Repass, and Timothy S. Stanley;

2.
To consider and vote upon the proposed amendment to the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), to allow the Company to redeem shares of its capital stock that are owned by shareholders that are found to be unsuitable shareholders for gaming regulatory purposes;

3.	To consider and vote upon a proposed amendment to the Articles of Incorporation which will change the Company’s name from “Multimedia Games, Inc.” to “Multimedia Games Holding Company, Inc.”

4.	To consider and conduct a non-binding advisory vote regarding the compensation of named executive officers;

5.	To consider and conduct a non-binding advisory vote upon the frequency of shareholder approval of compensation of named executive officers;

6.	To ratify the appointment of BDO USA, LLP as our independent registered public accountants for our fiscal year ending September 30, 2011; and

7.	To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof, including approving or any such postponement or adjournment, if necessary.

Each of these items of business is more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record on January 22, 2011 are entitled to notice of, and to vote at, the annual meeting. A complete list of shareholders entitled to vote will be available for inspection by any shareholder, for any purpose relating to the meeting, during normal business hours at our principal executive offices, 206 Wild Basin South, Building B, Austin, Texas, 78746, for ten days prior to the annual meeting.

All of you are invited to attend the annual meeting in person. However, to assure that your vote is represented, you are urged to promptly mark, sign, and return the enclosed proxy card in the enclosed postage-prepaid envelope, or vote your shares as promptly as possible by Internet or telephone, pursuant to the instructions set forth on the proxy card. If you receive more than one proxy card because you own shares registered in different names or addresses, you should complete and return each proxy card, or vote by Internet or telephone for each such proxy card. If you attend the annual meeting in person, and vote in person, your proxy will be revoked automatically and only your vote at the annual meeting will be counted.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 22, 2011:  Our Proxy Statement is attached.  Financial and other information concerning Multimedia Games, Inc. is contained in our Annual Report to Shareholders for the fiscal year ended September 30, 2010.  A complete set of proxy materials relating to our annual meeting is also available on the Internet.  These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report to Shareholders, may be viewed at http://ir.multimediagames.com/annuals.cfm.  Information on our website, including information in other documents referred to in this Proxy Statement, does not constitute part of this Proxy Statement.  If you would like to obtain directions to attend the Annual Meeting and vote in person, please contact reception at (512) 334-7500.

By order of the Board of Directors, /s/ Patrick J. Ramsey Patrick J. Ramsey President and Chief Executive Officer
Austin, Texas
January 28, 2011

MULTIMEDIA GAMES, INC.
206 WILD BASIN ROAD SOUTH, BUILDING B
AUSTIN, TEXAS 78746
(512) 334-7500

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 22, 2011

General

The accompanying proxy is solicited on behalf of the Board of Directors of Multimedia Games, Inc., a Texas corporation, for use at our 2011 annual meeting of shareholders. The annual meeting will be held on Tuesday, March 22, 2011, at 10:00 a.m. local time, at our corporate office, located at 206 Wild Basin Road South, Building B,  Austin, Texas 78746.

This Proxy Statement and the enclosed proxy card are being mailed on or about February 9, 2011 to all shareholders entitled to vote at the annual meeting.

Voting by proxy

You may vote at the annual meeting by completing, signing and returning the enclosed proxy card, or by properly following the instructions for telephone or Internet voting set forth on the proxy card. If not revoked, your proxy will be voted at the annual meeting in accordance with your instructions marked on the proxy card or properly provided by Internet or telephone. If you fail to mark your proxy with instructions, your proxy will be voted as follows:

▪	FOR the election of the seven nominees for director listed in this Proxy Statement;
▪
FOR the proposed amendment to the Articles of Incorporation which will allow the Company to redeem shares of its capital stock that are owned by shareholders that are found to be unsuitable shareholders for gaming regulatory purposes;

▪	FOR the proposed amendment to the Articles of Incorporation to change the name of the Company from “Multimedia Games, Inc.” to “Multimedia Games Holding Company, Inc.”;
▪	FOR the compensation of our named executive officers;
▪	FOR the annual consideration by our shareholders of the compensation of named executive officers; and
▪	FOR the ratification of the appointment of BDO USA, LLP, as our independent registered public accountants for our fiscal year ending September 30, 2011.

As to any other matter that may be properly brought before the annual meeting, your proxy will be voted as our Board of Directors may recommend. If our Board of Directors makes no recommendation, your proxy will be voted as the proxy holders named in your proxy card deem advisable. As of the date of this Proxy Statement, our Board of Directors does not know of any other matter that is expected to be presented for consideration at the annual meeting.

Broker non-votes

A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. The ratification of auditors is a routine matter.  The other matters to be addressed at the annual meeting, including the election of directors, the approval of the amendments to the Company’s Articles of Incorporation, and the approval of matters related to executive compensation are non-routine matters.

You may revoke your proxy and give a new proxy or vote in person

You may revoke your proxy at any time prior to the voting of that proxy. To revoke a prior proxy, you must do one of the following:

▪	Deliver a properly executed proxy of a later date;
▪	Deliver an executed, written notice of revocation to the Inspector of Elections, at our principal executive offices, 206 Wild Basin South, Building B, Austin, Texas 78746; or
▪	Attend the annual meeting and vote in person at the meeting.

Voting and quorum requirements at the meeting

The specific proposals to be considered and acted upon at the annual meeting are summarized in the accompanying notice and are described in more detail in this Proxy Statement. Only holders of record of shares of our common stock on January 22, 2011, or the record date, are entitled to notice of and to vote at the annual meeting. On the record date, there were 27,161,833 shares of our common stock outstanding and no shares of our preferred stock outstanding. Each shareholder is entitled to one vote for each share of common stock held by such shareholder on the record date.

In order to have a meeting, it is necessary that a quorum be present. A quorum will be present if a majority of the shares of common stock are represented at the annual meeting in person or by proxy. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

With respect to Proposal One, our bylaws provide that in an uncontested election, directors will be elected by a majority vote, meaning that a nominee will be elected to our Board of Directors if the number of votes cast “for” such nominee's election exceeds the number of votes cast “against” such nominee's election.

Any nominee who is not currently a member of our Board of Directors and who receives a greater number of votes “against” his or her election than “for” his or her election will not be elected to our Board of Directors. Additionally, each nominee who is standing for reelection at the annual meeting has tendered an irrevocable resignation from our Board of Directors that will take effect if the nominee does not receive the required majority vote and our Board of Directors accepts the resignation. If our Board of Directors accepts the resignation, the nominee will no longer serve on our Board of Directors as of the time of such acceptance, and if our Board of Directors rejects the resignation, the nominee will continue to serve until his or her successor has been duly elected and qualified or until his or her earlier disqualification, death, resignation, or removal. See “Corporate Governance — Majority-Voting Standard for Director Elections” on page 10.

For all other matters, if a quorum is present, the following requirements must be met in order to approve the following proposals:

Proposal	Vote Required
Two	The affirmative vote of the holders of two-thirds of the outstanding shares of our Common Stock on the record date is required to approve Proposal Two.
Three	The affirmative vote of the holders of two-thirds of the outstanding shares of our Common Stock on the record date is required to approve Proposal Three.
Four
The affirmative vote of the holders of the majority of the shares represented at the meeting and who are entitled to vote on, and who vote for, against, or expressly abstain with respect to Proposal Four.

Five
For the purposes of Proposal Five, which provides for an advisory vote on compensation of our named executive officers every one, two, or three years, the Company will treat the option selected by the plurality of shares present or represented and voting as the option approved by the shareholders.

Six	The affirmative vote of the holders of a majority of the shares present or represented and voting at the annual meeting, is required to approve Proposal Six.

All votes will be tabulated by the inspector of election appointed for the annual meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., a proxy submitted by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter). Abstentions and broker non-votes will be counted as present for purposes of determining a quorum for the transaction of business but will not be counted for purposes of determining whether each proposal has been approved. If your shares are held in the name of a broker, trust bank, or other nominee, and you wish to vote in person at the meeting, you will need to bring a proxy or letter from that broker, trust company, or nominee that confirms that you are the beneficial owner of those shares, and that such broker, trust company, or nominee has not voted those shares in any proxy submitted by it in connection with the annual meeting.

Solicitation of proxies

We are paying for all our costs incurred with soliciting proxies for the annual meeting. In addition to solicitation by mail, we may use our directors, officers and regular employees to solicit proxies by telephone or otherwise. Our directors, officers and regular employees will not be specifically compensated for these services. We will pay persons holding shares of common stock for the benefit of others, such as nominees, brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to the beneficial owner. In addition, we have retained Alliance Advisors, LLC, a proxy solicitation firm, for assistance in connection with the annual meeting at a cost of approximately $5,000 plus certain fees and reasonable out-of-pocket expenses.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees and Vote Required to Elect Nominees

A board of seven directors is to be elected at the annual meeting. Our bylaws provide that in an uncontested election, directors will be elected by a majority vote, meaning that a nominee will be elected to our Board of Directors if the number of votes cast “for” such nominee's election exceeds the number of votes cast “against” such nominee's election. See “Corporate Governance— Majority-Voting Standard for Director Elections” on page 10. You may vote the number of shares of common stock you own for up to seven persons. Unless you otherwise instruct by marking your proxy card, the proxy holders will vote the proxies received by them FOR the election of each of the seven nominees named below. If any of the nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by our present Board of Directors to fill the vacancy. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until his successor has been elected and qualified.

The Nominating and Governance Committee has informed current director Anthony M. Sanfilippo he will not be nominated to stand for re-election this year, and he has not objected. In accordance with our bylaws, immediately prior to the Annual Meeting, our Board of Directors will set the size of our Board of Directors at seven members. Following the annual meeting, our Board of Directors may increase the size of our Board of Directors and fill any resulting vacancy or vacancies. If our Board of Directors increases the size of our Board of Directors and elects a new director to fill the resulting vacancy, the new director must stand for election at the next year’s annual meeting.

The following table sets forth the nominees, their ages, their principal positions and the year in which each became a director. Each of the nominees was recommended for selection by the Nominating and Governance Committee and approved by the unanimous vote of our independent directors.

Name of Nominee	Age	Positions and Offices	Director Since
Michael J. Maples, Sr. (1) (2)	68	Director, Chairman of the Board of Directors	2004
Stephen J. Greathouse (2)	59	Director, Vice Chairman of the Board of Directors	2009
Neil E. Jenkins (3)	61	Director	2006
Justin A. Orlando (3)	40	Director	2009
Patrick J. Ramsey	37	President, Chief Executive Officer and Director	2010
Robert D. Repass (1) (2)	50	Director	2002
Timothy S. Stanley (1) (3)	44	Director	2009
(1)	Currently a member of the Nominating and Governance Committee (Mr. Repass serves as Chairman of the committee).
(2)	Currently a member of the Audit Committee (Mr. Repass serves as Chairman of the committee).
(3)	Currently a member of the Compensation Committee (Mr. Jenkins serves as Chairman of the committee).

Michael J. Maples, Sr. has been a director since August 2004 and has served as Chairman of the Board of Directors since April 2006. Mr. Maples held various management positions at Microsoft Corporation from April 1988 to July 1995, including Executive Vice President of the Worldwide Products Group. As a member of the Office of the President at Microsoft, Mr. Maples reported directly to the Chairman. Previously, Mr. Maples served as Director of Software Strategy for International Business Machines Corp., on the board of Motive, Inc., a service management software company, and on the board of PeopleSoft, Inc., a software company. Mr. Maples also currently serves on the boards of Lexmark International, Inc., a laser and inkjet printer company, and Sonic Corp., an operator and franchisor of drive-in restaurants. Mr. Maples is currently a member of the Board of Visitors of the Engineering School at the University of Oklahoma and the College of Engineering Foundation Advisory Council at the University of Texas at Austin. Mr. Maples received a B.S. in Electrical Engineering from the University of Oklahoma and an MBA from Oklahoma City University.

Stephen J. Greathouse has been a director since 2009 and was appointed Vice Chairman in March 2010.  Mr. Greathouse been involved in the Las Vegas hotel and gaming industry for more than 30 years, and from 1997 to 2005, he served as Senior Vice President of Operations for the Mandalay Resort Group. Prior to his time at Mandalay, in 1997, Mr. Greathouse served as President of Boardwalk Hotel & Casino, Las Vegas, and from 1994 to 1997, he served as Chief Executive Officer and Chairman of the Board of Alliance Gaming Corporation, (renamed “Bally Technologies, Inc.” in 2006). Mr. Greathouse spent 16 years with Harrah’s, starting as a Race & Sports Book Manager in Reno and working his way up to President, Casino-Hotel Division. Mr. Greathouse previously served as a Commissioner for the Spending and Government Efficiency Commission (SAGE Commission), a privately funded, bi-partisan panel created to review state government operations that fall under the executive branch and to provide the Governor of Nevada with recommendations for streamlining operations, improving customer service, and maximizing the use of taxpayer dollars. Mr. Greathouse received a B.S. in Business Administration from the University of Missouri-Columbia.

Neil E. Jenkins has been a director since October 2006 and serves as Chairman of the Compensation Committee. Since 2000, Mr. Jenkins has been an Executive Vice President and Secretary and the General Counsel for Lawson Products, Inc., a publicly traded industrial products company. Beginning in 1974, Mr. Jenkins began working in labor relations for Bally Manufacturing Corporation, and continued in the legal department, rising to the position of General Counsel, a capacity he served in from 1985 to 1992. In 1993, Mr. Jenkins became a member of Bally Gaming International’s Executive Team, where he helped coordinate business development, legal, and licensing matters for Bally Manufacturing’s gaming industry spin-off. Mr. Jenkins received a B.A. in Political Science from Brown University, a Juris Doctor degree from Loyola University Chicago School of Law, and a Master of Science degree in Financial Markets from the Center for Law & Financial Markets at the Illinois Institute of Technology.

Justin A. Orlando has been a director since 2009.  Mr. Orlando is a managing director of Dolphin Limited Partnerships, a private investment management firm focused on investing in undervalued public companies across a diverse set of industries. Previously, from 1999 to 2002, Mr. Orlando was a member of the healthcare investment banking group of Merrill Lynch, Pierce, Fenner & Smith Incorporated where he was involved in advisory work, financings, and control transactions. From 1996 to 1999, Mr. Orlando practiced corporate law with the law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP, focusing on mergers and acquisitions and corporate finance transactions. Mr. Orlando received a B.A. in History from the University of Chicago and a Juris Doctor degree from the Columbia University School of Law.

Patrick J. Ramsey became our President and Chief Executive Officer and was appointed to serve as a director in September 2010, after serving as the Interim President and Chief Executive Officer since March 2010 and Chief Operating Officer of the Company since September 2008. Previously, Mr. Ramsey was employed as the Vice President and Executive Associate to the Vice Chairman of Harrah’s Entertainment, Inc. from November 2007 through September 2008, where he worked on domestic and international development, design and construction, and sports and entertainment. Prior to joining the corporate office of Harrah’s Entertainment in Las Vegas, Mr. Ramsey worked as the Vice President of Slot Operations, Slot Performance, and Security Operations at Caesars Atlantic City (May 2006-November 2007). Mr. Ramsey has held several other positions with Harrah’s Entertainment, Inc., including roles in the Central Division headquarters based in Memphis (November 2004-May 2006) and at several of the Chicagoland properties (June 2003-November 2004). Mr. Ramsey received a B.A. in Economics from Harvard University and an MBA from the Kellogg School of Management at Northwestern University.

Robert D. Repass has been a director since July 2002. In addition to his role as a director, Mr. Repass serves as Chairman of the Audit and Nominating and Governance Committees. Mr. Repass was the managing partner of the Austin office of PricewaterhouseCoopers from December 1997 to March 2000, and from March 2000 until December 2001, Mr. Repass was a partner with TL Ventures, a Philadelphia based venture capital firm. From January 2002 until March 2002, Mr. Repass was a private consultant. Mr. Repass has also served as Vice President and Chief Financial Officer of Motion Computing, Inc., a mobile computing company, from April 2002 through February 2009. Mr. Repass is currently a partner with Maxwell, Locke & Ritter, an Austin based professional services firm. From January 2003 until December 2005, Mr. Repass served on the Board of Directors and as the Chairman of the Audit Committee of Bindview Development Corporation, a software company. Mr. Repass has over 20 years of public accounting, Securities and Exchange Commission and financial reporting experience. Mr. Repass received a B.S. in Accounting from Virginia Tech.

Timothy S. Stanley has been a director since 2009.  Mr. Stanley has over 20 years of business and technology leadership, and is currently the President of Tekexecs, an executive advisory and consultancy firm; and Founder and CXO of Innovatects, a business innovation accelerator.  Mr. Stanley is also an adjunct Professor for the Merage School of Business at the University of California Irvine.  Previously, from December 2006 to January 2009, Mr. Stanley served as CIO and Senior Vice President of Innovation, Gaming and Technology for Harrah’s Entertainment, Inc.  From January 2003 to December 2006, Mr. Stanley served as Harrah’s Chief Information Officer and Senior Vice President, Information Technology; and from February 2001 to January 2003 as Vice President, Information Technology.  Prior to Harrah’s, Mr. Stanley was a Partner leading the Travel and Entertainment practice for USWeb; CIO & VP of Information Technology for National Airlines; startup CIO for jetBlue Airways; and led various other marketing, product, technology and services teams at Intel, Optima/KPMG, and Kimberly-Clark in the US and abroad.  Mr. Stanley is currently an active member and investor with Tech Coast Angels and currently serves as Chairman of C2Rewards, a privately held loyalty and marketing technology startup; as an investor and advisory board member of Doppelgames, a privately held interactive entertainment startup; an investor and advisory board member of Pipeline Healthcare, a healthcare technology startup, and an investor and advisor for Fisker Automotive, a premium hybrid electric vehicle manufacturer.  Mr. Stanley received a B.S. in Engineering from the University of Washington, and a joint MBA / MOT degree in International Business & Technology Management from Arizona State University and Thunderbird Global School of Management.

Nominee Recommendations

All director nominees were approved by the Nominating and Governance Committee for inclusion in our proxy card for the annual shareholders meeting.

There are no family relationships among any of our executive officers and directors.

Agreement with Liberation Investments

Mr. Jenkins was originally appointed to our Board of Directors in October 2006, nominated for inclusion on the slate of candidates for election at the 2007 annual shareholders meeting and recommended by our Board of Directors to the shareholders for election at the 2007 annual meeting pursuant to an Agreement dated October 24, 2006, by and among us and Liberation Investments, L.P., a Delaware limited partnership, certain entities affiliated with Liberation Investments, L.P., former director Emanuel Pearlman, an affiliate of Liberation Investments, L.P., and Mr. Jenkins. A copy of the agreement is attached as Exhibit 10.1 to a Current Report on Form 8-K filed by us with the Securities and Exchange Commission, or SEC, on October 26, 2006. The agreement does not require our Board of Directors’ nomination of, or recommendation of a vote in favor of, Mr. Jenkins for election as a director at the 2011 annual shareholders meeting, and our Board of Directors’ nomination and recommendation of Mr. Jenkins for election as a director at the 2011 annual shareholders meeting has not been made pursuant to any obligation arising under such agreement or any other agreement.

Recommendation of our Board of Directors

Our Board of Directors recommends that the shareholders vote “FOR” the nominees named above.

CORPORATE GOVERNANCE

Determination of Independence

Our Board of Directors has determined that Messrs. Maples, Greathouse, Jenkins,  Orlando, Repass, and Stanley each qualify as “independent” directors under applicable Marketplace Rules of the Nasdaq Stock Market, Inc. currently in effect or the Nasdaq Marketplace Rules. Therefore, a majority of the members of our Board of Directors are “independent” as such term is defined in the Nasdaq Marketplace Rules. In addition, our Board of Directors has reviewed and considered facts and circumstances relevant to the independence of such members and has determined that such members are independent.

The independent directors have committed to hold formal meetings, separate from management, at least four times a year.

Meetings of Our Board of Directors

During our fiscal year ended September 30, 2010, our Board of Directors held 21 meetings and acted by unanimous written consent one time. During that period, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he was a director, and (ii) the total number of meetings held by all committees of our Board of Directors during the period that he served on such committees.

Committees of Our Board of Directors

Our Board of Directors has three standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Governance Committee. Currently, all of the members of each of our committees are “independent,” as determined by our Board of Directors and in accordance with Nasdaq Marketplace Rules. In addition, each member of the Audit Committee also satisfies the independence requirements of Rule-10A3(b)(1) of the SEC rules promulgated under the Securities Exchange Act of 1934, as amended, or the 1934 Act.

Audit Committee. The Audit Committee is currently comprised of Messrs. Repass, Greathouse, and Maples. Mr. Repass serves as the Chairman of the Audit Committee. The Audit Committee operates under a written charter adopted by our Board of Directors, a current copy of which is located on our website under the “Investor Relations” page of our Internet website located at http://www.multimediagames.com. A copy of the charter will also be made available free of charge upon written request made to our Corporate Secretary, at 206 Wild Basin Road South, Building B, Austin, Texas 78746. The primary purpose of the Audit Committee is to assist our Board of Directors in monitoring:

▪	The integrity of our consolidated financial statements;
▪	The independent registered public accountants’ qualifications and independence; and
▪	The performance of our independent registered public accountants.

The Audit Committee is also directly responsible for the appointment, compensation, retention, and oversight of the work of our independent registered public accountants, BDO USA, LLP, and the preparation of the Audit Committee Report, which is included elsewhere in this Proxy Statement. Our independent registered public accountants report directly to the Audit Committee.

The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the auditors prior to the filing of all periodic reports under the 1934 Act, and prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies, if any, in the design or operation of our internal controls.

All Audit Committee members also possess the level of financial literacy required by all applicable laws and regulations. Our Board of Directors has determined that at least one member of the Audit Committee, Mr.  Repass, is a “financial expert,” and that Mr. Repass is “independent” as defined by the rules and regulations of the SEC. The Audit Committee Charter has been amended to specifically state all of the Audit Committee responsibilities set forth in Rule 10A-3(b)(2), (3), (4) and (5) of the rules and regulations promulgated under the 1934 Act. The Audit Committee met ten times and acted by unanimous written consent one time during our fiscal year ended September 30, 2010.

Compensation Committee. The Compensation Committee currently is comprised of Messrs. Jenkins, Orlando and Stanley. Mr. Jenkins serves as the Chairman of the Compensation Committee. The Compensation Committee is charged with the responsibility of determining (or recommending to the independent members of our Board of Directors to determine) the compensation of all executive officers, including our Chief Executive Officer, and directors.

All members of the Compensation Committee meet the test for independence set forth in the the NASDAQ Marketplace Rules.  The Compensation Committee operates under a written charter adopted by our Board of Directors, a current copy of which is located on our website under the “Investor Relations” page of our Internet website located at http://www.multimediagames.com.  A copy of the charter of the Compensation Committee will also be made available free of charge upon written request made to our Corporate Secretary, at 206 Wild Basin Road South, Building B, Austin, Texas 78746. During our fiscal year ended September 30, 2010, the Compensation Committee met ten times and acted by unanimous written consent one time.

The Compensation Committee has overall responsibility for the approval of executive and director compensation programs that are appropriate, consistent with the Company’s compensation philosophy, and support the Company’s business goals and objectives. Specifically, the Compensation Committee has authority and responsibility for the review, evaluation and approval of the compensation structure and levels for all of the executive officers. The Compensation Committee also approves all employment, severance, or change-in-control agreements, and special or supplemental benefits or provisions applicable to executive officers. The Compensation Committee is also responsible for reviewing and making periodic recommendations to the Board regarding the compensation of directors.

Each year, the Compensation Committee reviews the compensation recommendations submitted by the Chief Executive Officer. In general, the Chief Executive Officer’s recommendations consider the following:

▪	Performance versus stated individual and Company business goals and objectives;
▪	Internal equity (i.e., considering the pay for similar jobs and jobs at different levels within the Company) and the critical nature of each executive officer to the Company’s past and future success;
▪	The need to retain talent; and
▪	The compensation history of each executive officer, including the value and number of stock options awarded in prior years.

The Compensation Committee believes that input from management provides useful information and perspective to assist the Committee with the determination of its own views on compensation. Although the Compensation Committee receives information and recommendations regarding the design and level of compensation of the executive officers from management, the Compensation Committee makes the final decisions as to the plan design and compensation levels for these executives.

In making decisions on each executive officer’s compensation, the Compensation Committee considers the nature and scope of all elements of the executive officer’s total compensation package, the executive officer’s responsibilities, and the competitive posture of the executive officer’s current compensation. The Compensation Committee also evaluates each executive officer’s performance through reviews of objective results (both Company and individual results), reports from the Chief Executive Officer and other senior management regarding the executive’s effectiveness in supporting the Company’s key strategic, operational and financial goals and, in some cases, personal observation.

The base salary and bonus opportunity of our Chief Executive Officer and our other NEOs, as defined on page 27, are set forth in their respective employment agreements. With respect to the compensation of the Chief Executive Officer, the Compensation Committee is responsible for the periodic review and approval of his total compensation, including annual incentive bonus structure and equity-based incentive compensation. The Compensation Committee also develops annual performance goals and objectives, and conducts an evaluation of the Chief Executive Officer’s performance relative to these goals and objectives. On a discretionary basis the Compensation Committee considers and discusses the Chief Executive Officer’s compensation in executive session without the Chief Executive Officer present.

Nominating and Governance Committee. The Nominating and Governance Committee is currently comprised of Messrs. Repass, Maples, Sanfilippo, and Stanley. Mr. Repass currently serves as Chairman of the Nominating and Governance Committee. The primary purpose of the Nominating and Governance Committee is to identify and recommend to our Board of Directors individuals who are qualified to become members of our Board of Directors and the committees of our Board of Directors. The Nominating and Governance Committee is also responsible for recommending to our Board of Directors corporate governance principles, providing oversight of the annual performance review process of our Board of Directors and the committees of our Board of Directors, and facilitating interaction between our management and our Board of Directors and committees of our Board of Directors.

All members of the Nominating and Governance Committee meet the test for independence set forth in the Nasdaq Marketplace Rules. The Nominating and Governance Committee operates under a written charter adopted by our Board of Directors, a current copy of which is located on our website under the “Investor Relations” page of our Internet website located at http://www.multimediagames.com. A copy of the charter of the Nominating and Governance Committee will also be made available free of charge upon written request made to our Corporate Secretary, at 206 Wild Basin Road South, Building B, Austin Texas 78746. The Nominating and Governance Committee met three times during our fiscal year ended September 30, 2010.

Director Nominations

Our directors play a critical role in guiding our strategic direction and overseeing the management of our business. The Nominating and Governance Committee’s goal is to assemble a Board of Directors that brings to us a variety of perspectives and skills derived from high quality business and professional experience. Board of Director candidates are considered based upon various criteria, such as their business and professional skills and experiences, personal and professional ethics, integrity and values, long-term commitment to representing the best interests of our shareholders and inquisitive and objective perspective and mature judgment. Additionally, director candidates must have sufficient time available to perform all Board of Directors and committee responsibilities. When reviewing potential director candidates, the Nominating and Governance Committee considers the following factors:

▪	The appropriate size of our Board of Directors and its committees;
▪	The perceived needs of our Board of Directors for individuals with particular skills, background, and business experience;
▪
The skills, background, reputation, and business experience of nominees in relation to the skills, background, reputation, and business experience already possessed by other members of our Board of Directors;

▪	Nominees’ independence from management;
▪	Nominees’ experience with accounting rules and practices;
▪	Nominees’ background with regard to executive compensation;
▪	Applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;
▪	The benefits of a constructive working relationship among directors; and
▪	The desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating and Governance Committee generally believes that the Board of Directors benefits from diversity of background, experience and views among its members, and considers this as a factor in evaluating the composition of the Board of Directors, but has not adopted any specific policy in this regard. The Nominating and Governance Committee may also consider from time to time, such other factors as it may deem to be in the best interests of our business and shareholders. Other than considering the factors listed above, we have no stated minimum criteria for director nominees. The Nominating and Governance Committee does, however, believe it appropriate for at least one member of our Board of Directors to meet the criteria for an “Audit Committee financial expert” as defined by SEC rules, and that a majority of the members of our Board of Directors meet the definition of “independent” director under the Nasdaq Marketplace Rules.

The Nominating and Governance Committee will review the qualifications and backgrounds of the current directors, as well as the overall composition of our Board of Directors, and recommend to our full Board of Directors the slate of directors to be nominated for election at the annual meeting of shareholders. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews such directors to determine whether to recommend these directors for re-election. In the case of new director candidates, the questions of independence and financial expertise are important to determine what roles can be performed by the candidate, and the Nominating and Governance Committee determines whether the candidate meets the independence standards set forth in the Sarbanes-Oxley Act of 2002, and SEC and the Nasdaq Marketplace Rules, and the level of the candidate’s financial expertise. Candidates for nomination as director come to the attention of the Nominating and Governance Committee from time to time through incumbent directors, management, shareholders, or third parties. These candidates may be considered at meetings of the Nominating and Governance Committee at any point during the year. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Governance Committee.

Pursuant to the Nominating and Governance Committee Charter, the Nominating and Governance Committee will consider nominees recommended by shareholders. Any shareholder wishing to recommend a director candidate for consideration by the Nominating and Governance Committee must provide written notice not later than September 30, 2011, to our Corporate Secretary at 206 Wild Basin Road South, Building B, Austin Texas 78746.

Director Attendance at Annual Meetings

Our policy is that all directors attend our annual meetings of shareholders either in person or telephonically. We take great care in scheduling meetings at times when all of our directors are available to attend such meetings either in person or telephonically. At our last annual shareholders meeting, which was held on March 23, 2010, all of our then-current directors attended in-person.

Majority-Voting Standard for Director Elections

Our Bylaws require that we use a majority-voting standard in uncontested director elections and contain a resignation requirement for directors who fail to receive the required majority vote. Under the majority-voting standard, a director nominee should receive more votes cast “for” than “against” his or her election in order to be elected to our Board of Directors. Any nominee who is not currently a member of our Board of Directors and who receives a greater number of votes “against” his or her election than “for” his or her election will not be elected to our Board of Directors. Additionally, in accordance with the majority-voting standard and resignation requirement, each nominee who is standing for reelection at the annual meeting has tendered an irrevocable resignation from our Board of Directors that will take effect if the nominee does not receive the required majority vote and our Board of Directors accepts the resignation If an incumbent director fails to receive the required vote for re-election, the Nominating and Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by our Board of Directors. Our Board of Directors expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Nominating and Governance Committee and Board of Directors may consider any factors they deem relevant in deciding whether to accept a director’s resignation. If our Board of Directors accepts the resignation, the nominee will no longer serve on our Board of Directors, and if our Board of Directors rejects the resignation, the nominee will continue to serve until his or her successor has been duly elected and qualified or until his or her earlier disqualification, death, resignation, or removal.

Shareholder Communications with Our Board of Directors

Shareholders may communicate with our Board of Directors by transmitting correspondence by mail to the address below, or electronically through the “Investor Relations – Corporate Governance Communications” form located on our website, which is www.multimediagames.com.

Multimedia Games, Inc.
ATTN: Chairman of the Board of Directors
206 Wild Basin Road South, Building B
Austin, Texas 78746

The communications will be transmitted to the appropriate leadership of our Board of Directors as soon as practicable, unless our Corporate Secretary, in consultation with our legal counsel, determines there are safety or security concerns that mitigate against further transmission of the communication. Our Board of Directors shall be advised of any communication withheld for safety or security reasons as soon as practicable.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to our officers, directors, and employees and which includes a separate, additional Code of Ethics for our principal executive officer, principal financial officer, and principal accounting officer. This code, including the separate, additional code for our principal executive officer, principal financing officer, and principal accounting officer, is available free of charge by writing to our Corporate Secretary at 206 Wild Basin Road South, Building B, Austin, Texas 78746, or is publicly available on the “Investor Relations” page of our Internet website located at http://www.multimediagames.com. If we make any amendments to this code other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of the code to our principal executive officer, principal financial officer, principal accounting officer, or controller, or other persons performing similar functions that requires disclosure by law or Nasdaq listing standard, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies on our website or in a report on Form 8-K filed with the SEC.

Director Compensation and Indemnification

We maintain a plan to compensate the members of our Board of Directors for their services as directors, including serving on committees of our Board of Directors. Under the Director Compensation Plan, each of our directors receives $37,500 per year, except for the Chairman and Vice Chairman of our Board of Directors, each of whom receives $75,000 per year. In addition, each director receives $500 for each Board of Directors meeting attended in person and $250 for each Board of Directors meeting attended by telephone. Directors also receive the following amounts for serving on committees of our Board of Directors:

Audit Committee. The members of the Audit Committee each receive an additional $15,000 per year for serving on the Audit Committee, except for the Chairman of the Audit Committee, who receives $25,000 per year for serving on the Audit Committee as its chairman. Each Audit Committee member also receives $400 for each Audit Committee meeting attended in person and $200 for each Audit Committee meeting attended by telephone.

Nominating and Governance Committee. The members of the Nominating and Governance Committee each receive an additional $7,500 per year for serving on the Nominating and Governance Committee, except for the Chairman of the Nominating and Governance Committee, who receives $15,000 per year for serving on the Nominating and Governance Committee as its chairman. Each Nominating and Governance Committee member also receives $400 for each Nominating and Governance Committee meeting attended in person and $200 for each Nominating and Governance Committee meeting attended by telephone.

Compensation Committee. The members of the Compensation Committee each receive an additional $15,000 per year for serving on the Compensation Committee, except for the Chairman of the Compensation Committee, who receives $25,000 per year for serving on the Compensation Committee as its chairman. Each Compensation Committee member also receives $400 for each Compensation Committee meeting attended in person and $200 for each Compensation Committee meeting attended by telephone.

Other Committees of Our Board of Directors. The members of any other committee of our Board of Directors which may be established from time to time, each receive an additional $5,000 per year for serving on any such committee, except for the chairman of any such committee, who receives $10,000 per year for serving as chairman. Each member of any such committee also receives $400 for each meeting of such committee attended in person and $200 for each meeting of such committee attended by telephone.

In general, each sitting outside director will receive an option grant on an annual basis for 10,000 shares of common stock that will vest six months from the date of grant, subject to restrictions which prevent the sale of shares issuable upon exercise of such options. These restrictions on the sale of the underlying shares lapse with respect to 25% of the shares annually.

Our Articles of Incorporation limit the personal liability of our directors for breaches of fiduciary duties. Our Bylaws require us to indemnify our directors to the fullest extent permitted by Texas law. We have entered into indemnification agreements with our directors and officers. These indemnification agreements are intended to permit indemnification of our directors and officers to the fullest extent now or hereafter permitted by the Texas Business Organizations Code.

DIRECTOR COMPENSATION TABLE FOR OUR
FISCAL YEAR ENDED SEPTEMBER 30, 2010

The following table provides a summary of total compensation paid to the Company’s non-employee directors during the fiscal year ended September 30, 2010.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards ($)	Option Awards (2)(3)(4)(5) ($)	All Other Compensation ($)	Total ($)
Michael J. Maples, Sr. (6)	108,250	–	26,861	–	135,111
Stephen J. Greathouse (7)	86,000	–	26,861	–	112,861
Neil E. Jenkins	75,750	–	26,861	–	102,611
Justin A. Orlando	66,050	–	26,861	–	92,911
Emanuel R. Pearlman(8)	65,350	–	26,861	–	92,211
Robert D. Repass	84,200	–	26,861	–	111,061
Anthony M. Sanfilippo (9)	26,400	–	–	–	26,400
Timothy S. Stanley	34,700	–	21,090	–	55,790
(1)	Reflects the amount of cash compensation earned by directors, including annual retainers for Board of Directors and committee service, and meeting fees.
(2)
Represents the fair value of option awards as of the grant date for all options issued during the fiscal year ended September 30, 2010 in accordance with Accounting Standards Codification (ASC) Topic 718 “Compensation-Stock Comparison” (formerly SFAS No. 123(R) “Share Based Payment”), disregarding any estimate of forfeitures related to serviced-based vesting conditions. The fair value was estimated using the Black-Scholes option pricing model in accordance with ASC Topic 718 “Compensation-Stock Comparison” (formerly SFAS No. 123(R) “Share Based Payment”).

(3)
Note 1, “Summary of Significant Accounting Policies,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010 sets forth the relevant assumptions used to determine the valuation of our option awards.

(4)
For each director the grant date fair value for each option award granted during fiscal year ended September 30, 2010 (computed in accordance with ASC Topic 718 “Compensation-Stock Comparison” (formerly SFAS No. 123(R) “Share Based Payment”)) was as follows: Mr. Maples $26,861; Mr. Greathouse $26,861, Mr. Jenkins $26,861; Mr. Orlando $26,861; Mr. Repass $26,861; Mr. Sanfilippo $0; and Mr. Stanley $21,090.

(5)
As of September 30, 2010, each of our non-employee directors had the following number of outstanding options: Mr. Maples 87,500; Mr. Greathouse 20,000; Mr. Jenkins 40,000; Mr. Orlando 20,000; Mr. Repass 212,500; Mr. Sanfilippo 568,750; and Mr. Stanley 10,000.

(6)	Mr. Maples serves as the Company’s non-executive Chairman of the Board of Directors.
(7)	Mr. Greathouse serves as the Company’s Vice Chairman of the Board of Directors.
(8)
Mr. Pearlman did not stand for re-election at the March 23, 2010 meeting of the shareholders.  Consists of (i) $40,350 in annual retainers, committee service, and meeting fees and (ii) $25,000 paid to Liberation Investments, LLC for consulting services after Mr. Pearlman ceased to be a member of the Company’s Board of Directors.  Mr. Pearlman is the Chief Executive Officer of Liberation Investments, LLC.

(9)
Mr. Sanfilippo tendered his resignation effective March 14, 2010 as President and Chief Executive Officer of the Company but continues to serve on the Board of Directors of the Company.  Amounts included herein reflect Mr. Sanfilippo’s compensation for service as director only. See the Compensation Committee Report and Summary Compensation Tables for more information regarding Mr. Sanfillipo’s compensation as President and Chief Executive Officer of the Company. The Nominating and Governance Committee has informed Mr. Sanfilippo he will not be nominated to stand for re-election this year, and he has not objected.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended September 30, 2010, the Compensation Committee of our Board of Directors consisted of Mr. Jenkins, Mr. Orlando and Mr. Stanley.  Mr. Stanley filled the vacancy on the Compensation Committee of the Board of Directors caused by Mr. Pearlman’s decision not to stand for re-election at the March 23, 2010 meeting of shareholders. None of these individuals has served at any time as an officer or employee of the Company or is an Executive Officer at any company where an Executive Officer of the Company serves on the Compensation Committee.

Board Leadership Structure and Role in Risk Oversight

The Company is managed by a President and Chief Executive Officer that is separate from the Chairman of the Board.  The Board of Directors has determined that its leadership structure is effective to create checks and balances between the executive officers of the Company and the Board of Directors.  The Board of Directors is actively involved in overseeing all material risks that face the Company.  The Board of Directors administers its oversight functions by reviewing the operations of the Company, by overseeing the executive officers’ management of the Company, and through its risk oversight process.

Risk Oversight Process

Our Board of Directors has the primary responsibility for risk oversight of the Company as a whole. However, the Board of Directors has delegated primary oversight responsibility to the Audit Committee. The Audit Committee is responsible for overseeing risks associated with financial and accounting matters, including compliance with all legal and regulatory requirements and internal control over financial reporting. In addition, the Audit Committee has oversight responsibility for the Company’s overall business risk management process, which includes the identification, assessment, mitigation and monitoring of key business risks on a company-wide basis. To assist the Audit Committee in performing this function, for the last several years, the Audit Committee has engaged the firm of BDO USA, LLP, or BDO, which also serves as the Company’s internal auditor, to perform risk assessments. BDO presents a report on its internal audit activities during the prior quarter to the Audit Committee at its regularly-scheduled quarterly meetings. The report includes the audit activities performed the previous quarter, which address the key business risks previously identified during the annual enterprise risk assessment, including evaluations and assessments of internal controls and procedures.

The Board of Directors has also charged the Company’s Regulatory Compliance Committee, or the Compliance Committee, with identifying and evaluating situations arising in the course of the Company’s business that might adversely affect the objectives of gaming control.  Generally speaking, a situation adversely affects the gaming control objectives if it adversely affects the public faith in the ability of any appropriate gaming regulatory system to ensure that licensing gaming is conducted honestly and competitively and that gaming is free from criminal and corruptive elements.

The Compliance Committee is comprised of three members of the Company’s Board of Directors, including the Company’s President and Chief Executive Officer, and one independent director.  The Compliance Committee meets quarterly and reviews and investigates all information, whether brought to the Compliance Committee’s attention or discovered by the Compliance Committee, concerning activities that might constitute any event, circumstance or activity that adversely affects the objectives of gaming control or violations of the Company’s compliance policies. After review of the information, the Compliance Committee formulates a recommendation to management regarding a course of action to appropriately address the specific event, transaction, circumstance, or situation.  Although the Compliance Committee does not have authority to make or override policies, procedures or management decisions of the Company, the Compliance Committee must refer any compliance issues that it feels are not adequately addressed to the Board of Directors for further consideration.  The Compliance Committee is not intended to displace either the Board of Directors or the executive officer’s decision-making authority, but is intended to be an advisory body to better ensure that the Company’s goals of avoiding unsuitable situations and in entering into relationships exclusively with suitable persons remains satisfied.

The Board of Directors has also charged the Company’s SEC Disclosure Committee with ensuring that senior management and the Board of Directors are informed about material information regarding the Company’s business.

Compensation Risk Assessment

The Compensation Committee and management have considered whether the Company’s compensation programs for employees create incentives for employees to take excessive or unreasonable risks that could materially harm the Company. The Compensation Committee believes that our compensation plans are typical for our industry and that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

PROPOSAL TWO

AMENDMENT TO ARTICLES OF INCORPORATION
TO
PERMIT REDEMPTION OF SHARES HELD BY AN UNSUITABLE SHAREHOLDER

General Information and Securities Affected

The Board of Directors has unanimously approved and recommended the adoption of an amendment to our Articles of Incorporation which will allow us to redeem shares of our capital stock that are owned by shareholders that are found to be unsuitable shareholders for gaming regulatory purposes (the “Unsuitable Shareholder Amendment”).

Purpose of the Proposed Unsuitable Shareholder Amendment

We are subject to a variety of gaming regulations in the jurisdictions in which we operate. In many of such jurisdictions, we are required to make certain filings with gaming regulatory authorities and obtain and maintain various licenses, permits, waivers or other gaming regulatory approvals in order to conduct our business. Gaming regulatory authorities have broad discretion and can require any of our officers, directors or shareholders to make certain filings, be investigated, or be subject to a determination of suitability. Absent unusual circumstances, gaming regulatory authorities rarely require less than 5% shareholders, in some jurisdictions, or less than 10% shareholders, in other jurisdictions, to make filings, be investigated, or be subject to a determination of suitability. Generally, in order to obtain and maintain such licenses, permits, waivers or other gaming regulatory approvals, none of our officers, directors or shareholders may be persons who are deemed unsuitable by a gaming regulatory authority. In the event that any of our officers, directors or shareholders are deemed unsuitable by an applicable gaming regulatory authority, (i) we may be unable to make all gaming regulatory filings that are required in order for the Company to conduct its business in any jurisdiction; (ii) we may be denied a license, permit, waiver or other gaming regulatory approval that is required for the Company to conduct business in any jurisdiction, and (iii) any previously granted license, permit, waiver or other gaming regulatory approval that is required for the Company to conduct business may be revoked, rescinded or terminated by any gaming regulatory authority.

In addition, many of our agreements with many of our gaming establishment customers include or are deemed by statute to include gaming regulatory covenants that require us to make all gaming regulatory filings, to obtain and maintain all licenses, permits, waivers or other gaming regulatory approvals that are required to conduct our business, or to refrain from having any unsuitable persons as officers, directors or shareholders. These agreements often provide the gaming establishment customers with the right to terminate the agreement in the event of a breach of these gaming regulatory compliance covenants.

Many corporations that provide services to gaming establishments and their patrons include provisions in their articles or certificate of incorporation or their bylaws to provide a means by which the corporation can divest an unsuitable shareholder of such shareholder’s ownership interest in the corporation so that the corporation may continue to provide services to gaming establishments and their patrons.

The purpose of Proposal Two is to provide us with a means of protecting the business from having an unsuitable person as a shareholder by providing us with a right to redeem shares of our stock held by an unsuitable person. Pursuant to Section 21.304 of the Texas Business Organizations Code, if a corporation’s articles of incorporation so provide, a corporation may, at any time, by resolution of its board of directors, redeem any or all outstanding shares subject to redemption.

Material Changes to the Capital Stock of the Company

The form of the proposed Unsuitable Shareholder Amendment is attached hereto as Exhibit A and the following description of the proposed Unsuitable Shareholder Amendment is qualified in its entirety by reference to Exhibit A.

Effect on an Unsuitable Shareholder. The proposed Unsuitable Shareholder Amendment provides the Company with the right, but not the obligation, to redeem any or all of the shares of its capital stock held by any person who has been determined to be unsuitable at the redemption price described below.

An “unsuitable person” is any person whose ownership of shares of our capital stock or whose failure to make application to seek licensure from or otherwise comply with the requirements of a gaming regulatory authority will result in (i) the Company losing any license, permit, waiver or other gaming regulatory approval, (ii) the Company being unable to reinstate a previously issued license, permit, waiver or other gaming regulatory approval, or (iii) the Company being unable to obtain a new license, permit, waiver or other gaming regulatory approval, in each case as determined by the Board of Directors, in its sole discretion, after consultation with legal counsel.

The redemption price will be the average closing sales price per share during the thirty trading day period immediately preceding the date of the redemption notice, or if no such data is available, the fair market value per share as determined in good faith by the Board of Directors, unless a gaming regulatory authority requires that a different price be paid, in which case the redemption price shall be such different price. The redemption price may be paid in cash, by promissory note, or both. Generally, under Texas law, the redemption price can only be paid out of “surplus,” such that the amount paid to redeem the shares cannot exceed the value of our net assets minus its stated capital (as determined under Texas law).

If any portion of the redemption price is to be paid pursuant to a promissory note:

(a) such note will have a face amount equal to the portion of the redemption price for which the note is given (i.e., if the redemption price is $1,000, and cash of $250 is paid, the note shall have a face amount of $750); and

(b) unless we agree to different terms, the note will (i)be unsecured, (ii)have a term of five years, (iii)bear interest, compounded annually, at the prime rate of interest as published in the Wall Street Journal on the redemption date, and (iv)have such other terms as are determined by the Board of Directors, in its sole discretion, after consultation with a nationally recognized investment bank, to be customary and appropriate.

A redemption notice will be delivered by the Company to the unsuitable shareholder in accordance with Texas law and shall set forth: (i) the redemption date, (ii) the number of shares to be redeemed, (iii) the redemption price and the manner of payment therefore, (iv) if certificated, the place where any certificate for redeemed shares shall be surrendered for payment, and (v) any other requirements for surrender of the certificates representing redeemed shares. The redemption notice shall be sent to the unsuitable shareholder not less than twenty (20) nor more than sixty (60) days prior to the redemption date, except as otherwise provided below. The redemption notice may be conditional such that the Company need not redeem the shares on the redemption date if the Board of Directors determines that such redemption is no longer advisable or necessary. No shares held by an unsuitable shareholder may be voted following receipt of the redemption notice. However, if, prior to the redemption date, the shares are transferred such that they are owned entirely by persons who are not unsuitable shareholders, then such new holders may vote the shares and we may decide not to affect the redemption.

The redemption date shall be not less than thirty trading days from the date of the redemption notice unless a gaming regulatory authority requires that the shares be redeemed as of an earlier date, in which case, the redemption date shall be such earlier date, and the redemption notice shall be sent on the first day following the day on which we become apprised of such earlier redemption date.

From and after the redemption date, any and all rights of any nature which may be held by an unsuitable shareholder with respect to such person’s shares shall cease and, thereafter, the unsuitable shareholder shall be entitled only to receive the redemption price. Our redemption right is unilateral. Unless an unsuitable shareholder otherwise disposes of his, her or its shares, such unsuitable shareholder cannot prevent us from exercising our redemption right. Following redemption, in accordance with Section 21.251 of the Texas Business Organizations Code, we may either hold such shares in treasury, retire such shares or resell such shares, in the open market or privately, pursuant to a registration statement or an exemption from registration.

Effect on the Company. If we exercise our right to redeem shares of our stock from an unsuitable shareholder, (i) we will be required to fund the redemption payment, which may be substantial in amount, from its existing cash resources, the incurrence of indebtedness in the form of a promissory note issued to the unsuitable shareholder or other sources of liquidity, (ii) the number of shares of capital stock outstanding will be reduced by the number of shares redeemed, and (iii) we cannot provide any assurance that the redemption will adequately address the concerns of any gaming regulatory authorities or enable us to make all required gaming regulatory filings or obtain and maintain all licenses, permits or other gaming regulatory approvals that are required to conduct our business. We cannot prevent an unsuitable person from acquiring or reacquiring shares of its capital stock, and can only address such unsuitability by exercising its redemption rights pursuant to the Unsuitable Shareholder Amendment.

Notwithstanding the adoption of the proposed redemption provision, we may not be able to exercise our redemption rights in full or at all. We may be subject to contractual restrictions on our ability to redeem shares of our capital stock. For example, our existing credit agreement limits our ability to make redemption payments to certain fixed dollar amounts, subject to compliance with certain leverage ratios, EBITDA requirements, and other covenants. Further, the Company is currently conducting a stock repurchase program which may further affect our ability to affect a redemption under our credit agreement.  In the event such restrictions prohibit us from exercising our redemption rights in part or in full, we would not be able to exercise our redemption rights absent a waiver of the restrictions by the requisite consent of the parties to the credit agreement, which we may not be able to obtain on acceptable terms or at all.

In addition to contractual restrictions on our ability to redeem shares, we may also be subject to contractual restrictions on the incurrence of additional indebtedness to finance a redemption. For example, our existing credit agreement restricts our ability to incur additional indebtedness. In the event such restrictions prohibit us from issuing a promissory note necessary to finance a redemption, we would not be able to exercise our redemption right without a waiver of the restrictions by the requisite consent of the parties to the credit agreement, which we may not be able to obtain on acceptable terms or at all.

The Unsuitable Shareholder Amendment also requires that we adjust certain provisions in our current Articles of Incorporation and our Statement of Resolution Establishing Series of Preferred Stock, both as filed with the Texas Secretary of State, in order to subject our Preferred Stock to the redemption provision.  There are no shares of our Preferred Stock issued or outstanding at this time.

Vote Required

The affirmative vote of the holders of two-thirds of the outstanding shares of our Common Stock on the record date is required to approve the proposed Unsuitable Shareholder Amendment.

Recommendation of our Board of Directors

Upon the recommendation of the Nominating and Governance Committee, our Board of Directors recommends that the shareholders vote “FOR” the approval of the proposed Unsuitable Shareholder Amendment.

PROPOSAL THREE

AMENDMENT OF ARTICLES OF INCORPORATION
TO
CHANGE THE COMPANY NAME

General Information and Securities Affected

On September 13, 2010, the Board of Directors adopted a resolution to amend Article I of the Company’s Articles of Incorporation to change the name of the Company to “Multimedia Games Holding Company, Inc.”, or the Corporate Name Change Amendment.

The Board of Directors intends that the Company operate as a holding company and maintain all operations at the Company’s wholly-owned subsidiaries.  As such, the Company intends to operate its current subsidiary MegaBingo, Inc. as Multimedia Games, Inc. after receiving shareholder approval of the name change at the parent level.   In an effort to promote our brand and product identification and to capitalize on the “Multimedia Games” name recognition for our wholly-owned subsidiary, the Board of Directors feels that the corporate name change to Multimedia Games Holding Company, Inc. will better reflect the nature of the Company's business focus.  The corporate name change will require an affirmative vote of two-thirds of the Company’s shareholders to amend the Articles of Incorporation.

If the shareholders approve this proposed amendment to the Articles of Incorporation, the amendment will become effective upon the filing of the amendment with the Secretary of State of the State of Texas.

Proposed Corporate Name Change Amendment

The Board of Directors proposes as follows:

The Articles of Incorporation of Multimedia Games, Inc. shall be amended by deleting from the Articles of Incorporation, in its entirety, Article I, Name, and substituting in place thereof the following;

“ARTICLE I
NAME

The name of the corporation shall be “Multimedia Games Holding Company, Inc.”

Vote Required

The affirmative vote of the holders of two-thirds of the outstanding shares of our Common Stock on the record date is required to approve the proposed Corporate Name Change Amendment.

Recommendation of our Board of Directors

The Board of Directors believes that the approval of this Amendment is in the best interest of the Company and its shareholders and recommends a vote FOR the approval of the proposed Corporate Name Change Amendment.

PROPOSAL FOUR

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background of the Proposal

The Dodd-Frank Act requires all public companies, beginning with their shareholder meetings on or after January 21, 2011, to hold a separate non-binding, advisory shareholder vote to approve the compensation of executive officers as described in the Compensation Discussion and Analysis, the executive compensation tables and any related information in each such company’s proxy statement (commonly known as a “Say on Pay” proposal).

Executive Compensation

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 27, the Board of Directors believes that our current executive compensation programs directly link executive compensation to our financial performance and align the interests of our executive officers with those of our shareholders. Our Board of Directors also believes that our executive compensation programs provide our executive officers with a balanced compensation package that includes a reasonable base salary along with annual and long-term incentive compensation programs that are based on the Company’s financial performance. These incentive programs are designed to reward our executive officers on both an annual and long-term basis if they attain specified target goals, the attainment of which do not require the taking of an unreasonable amount of risk, as discussed above in the “Compensation Risk Assessment” section beginning on page 13.

The “Compensation Discussion and Analysis” discussion beginning on page 27 includes additional details about our executive compensation programs. This Say on Pay proposal is set forth in the following resolution:

 “RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the Proxy Statement set forth under the caption “Executive Compensation” of this Proxy Statement.”

Vote Required

The affirmative vote of the holders of the majority of the shares represented at the meeting and who are entitled to vote on, and who vote for, against, or expressly abstain.  However, because your vote on this proposal is advisory, it will not be binding on the Board of Directors or the Company. However, the Compensation Committee and the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.

Recommendation of our Board of Directors

The Board of Directors recommends that you vote FOR approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the Proxy Statement set forth under the caption “Executive Compensation” of this Proxy Statement.

Proxies will be voted FOR approval of the proposal unless otherwise specified.

PROPOSAL FIVE

ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE

Background of the Proposal

The Dodd-Frank Act also requires all public companies, beginning with their shareholder meetings on or after January 21, 2011, to permit a separate non-binding, advisory shareholder vote with respect to the frequency of the vote on the Say on Pay proposal thereafter. Companies must give shareholders the choice of whether to cast an advisory vote on the Say on Pay proposal every year, every two years or every three years (commonly known as the “Frequency Vote on Say on Pay”). Shareholders may also abstain from making a choice, pursuant to proposed rules recently issued by the SEC. After such initial votes are held, the Dodd-Frank Act requires all public companies to submit to their shareholders no less often than every six years thereafter the Frequency Vote on Say on Pay.

Frequency Vote on Say on Pay

As discussed above, the Board of Directors believes that our current executive compensation programs directly link executive compensation to our financial performance and align the interests of our executive officers with those of our shareholders. The Board of Directors believes that giving our shareholders the right to cast an advisory vote every year on their approval of the compensation arrangements of our named executive officers is a good corporate governance practice and is in the best interests of our shareholders, by allowing our shareholders to provide us with their input on our executive compensation philosophy, policies and practices as disclosed in our proxy statement every year.

Although the Board of Directors recommends that the Say on Pay proposal be voted on every year, our shareholders will be able to specify one of four choices for the frequency of the vote on the Say on Pay proposal as follows: (i) one year, (ii) two years, (iii) three years or (iv) abstain. Shareholders are not voting to approve or disapprove of the Board of Directors’ recommendation of an annual vote on the Say on Pay Proposal.

       “RESOLVED, that a non-binding advisory vote of the Company’s shareholders to approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, shall be held at an annual meeting of shareholders beginning with the 2011 Annual Meeting of Shareholders, (A) every year; (B) every two years, or (C) every three years.”

The enclosed proxy card gives you four choices for voting on this item.  You can choose whether the say-on-pay vote should be conducted every year, every two years or every three years.  You may also abstain from voting on this item. You are not voting to approve or disapprove the Board of Directors recommendation on this item.

Vote Required

The option of one year, two years or three years that receives the highest number of votes cast by our shareholders will be the frequency for the advisory vote on executive compensation that has been selected by our shareholders. However, because this vote is advisory and will not be binding on the Board of Directors or the Company, the Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

Recommendation of our Board of Directors

The Board of Directors recommends that you vote FOR alternative (A); voting to hold an advisory vote on executive compensation every year.

PROPOSAL SIX

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of our Board of Directors has selected BDO USA, LLP as independent registered public accountants to audit our consolidated financial statements for the fiscal year ending September 30, 2011. BDO USA, LLP has served as our independent registered public accountants since their appointment in our 1999 fiscal year. A representative of BDO USA, LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

	Year Ended	Year Ended
	September 30, 2010	September 30, 2009
Audit Fees	$525,000	$694,048
Audit-Related Fees	117,000	128,500
Tax Fees	45,129	132,349
All Other Fees	—	—
Total	$687,129	$954,897

Audit Fees. Audit Fees represent fees for professional services provided in connection with the audit of our annual consolidated financial statements and of management’s assessment and the operating effectiveness of internal control over financial reporting including in our Form 10-K, the quarterly reviews of condensed consolidated financial statements included in our Form 10-Q filings and other statutory or regulatory filings.

Audit-Related Fees. Audit-Related Fees are fees for assurance and related services. This category includes fees related to assistance in employee benefit and compensation plan audits, SAS 70 audits and consulting on financial accounting/reporting standards.

Tax Fees. Tax Fees primarily include professional services performed with respect to preparation and review of our original and amended tax returns and those of our consolidated subsidiaries, and for state, local and international tax consultation. Tax fees also include professional fees related to research and development tax credit studies.

All Other Fees. All other Fees includes the aggregate fees for products and services provided by BDO USA, LLP that are not reported under “Audit Fees,” “Audit Related Fees” or “Tax Fees.” There were no other fees in the fiscal years ended September 30, 2010 and 2009.

The Audit Committee has also adopted procedures for pre-approving all audit and non-audit services provided by BDO USA, LLP. These procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature, and therefore anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budget amount for a particular category of non-audit services, and to engage the independent auditor for any non-audit services not included in the budget. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee has considered whether the provision by BDO USA, LLP of non-audit services included in the fees set forth in the table above is compatible with maintaining the independence of BDO USA, LLP, and has concluded that such services are compatible with BDO USA, LLP’s independence as our auditors.

Shareholder ratification of the appointment of BDO USA, LLP as our independent registered public accountants is not required by our bylaws or other applicable legal requirement. However, the appointment of BDO USA, LLP is being submitted to the shareholders for ratification. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain the firm. Even if the appointment is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Vote Required

Affirmative vote of the holders of a majority of the shares present or represented and voting at the annual meeting.

Recommendation of our Board of Directors

Upon the recommendation of the Audit Committee, our Board of Directors recommends that the shareholders vote “FOR” the ratification of BDO USA, LLP as our independent registered public accountants for our fiscal year ending September 30, 2011.

OTHER MATTERS

We know of no other matters to be submitted to the shareholders at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our Board of Directors may recommend, or, in the absence of a recommendation, as such persons deem advisable. Discretionary authority with respect to such matters is granted by execution of the enclosed proxy.

OWNERSHIP OF SECURITIES

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of January 22, 2011, by (i) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each director and director nominee, (iii) each Named Executive Officer as identified on page 27, and (iv) all of our directors and executive officers as a group:

Beneficial Owner (1)	Number of Shares Beneficially Owned	Percent of Class (2)
The Baupost Group, L.L.C.	2,600,000(3)	9.6%
BlackRock Inc.	2,137,774(4)	7.9%
PAR Investment Partners, L.P.	2,124,785(5)	7.8%
Epoch Investment Partners, Inc.	1,925,533(6)	7.1%
Dolphin Limited Partnership III, L.P.	1,887,935(7)	7.0%
Dimensional Fund Advisors LP	1,709,599(8)	6.3%
Royce & Associates LLC	1,402,438(9)	5.1%
Patrick J. Ramsey	1,065,000(10)	3.8%
Adam D. Chibib	508,333(11)	1.8%
Uri L. Clinton	385,000(12)	1.4%
Mick D. Roemer	300,000 (13)	1.1%
Virginia E. Shanks	— (14)	*
Michael J. Maples, Sr.	117,500(15)	*
Stephen J. Greathouse	70,000(16)	*
Neil E. Jenkins	40,000(17)	*
Justin A. Orlando	1,907,935(18)	7.0%
Robert D. Repass	212,500(19)	*
Anthony M. Sanfilippo	1,030,550(20)	3.7%
Timothy S. Stanley	10,000(21)	*
All executive officers and directors (12 persons) as a group	5,916,818 (22)	19.3%
*	Represents beneficial ownership of less than one percent.
(1)	Unless otherwise noted, the address for all officers and directors is the address of our principal executive offices at 206 Wild Basin Road South, Building B, Austin, Texas 78746.
(2)
Percentages of ownership are based on 27,161,833shares of common stock outstanding on January 22, 2011. Shares of common stock subject to stock options which are currently exercisable or will become exercisable within 60 days after January 22, 2011, are deemed outstanding for computing the percentage for the person or group holding such options, but are not deemed outstanding for computing the percentage for any other person or group.

(3)
Pursuant to Schedule 13G/A dated February 12, 2009, filed with the Securities and Exchange Commission, Baupost Group, LLC/MMA reported that as of December 31, 2008, it had sole voting power over 2,600,000 shares and sole dispositive power of 2,600,000 shares and that its address is 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116.

(4)
Pursuant to Schedule 13G dated January 29, 2010, filed with the Securities and Exchange Commission, BlackRock Inc. reported that as of December 31, 2009, it had sole voting power over 2,137,774 shares and sole dispositive power of 2,137,774 shares and that its address is 40 East 52nd Street, New York, NY 10022.

(5)
Pursuant to Schedule 13G/A dated February 12, 2010, filed with the Securities and Exchange Commission, PAR Investment Partners, L.P. reported that as of December 31, 2009, it had sole voting power over 2,124,785 shares and sole dispositive power of 2,124,785 shares and that its address is One International Place, Suite 2401, Boston, Massachusetts 02110.

(6)
Pursuant to Schedule 13G/A dated February 16, 2010, filed with the Securities and Exchange Commission, Epoch Investment Partners, Inc. reported that as of December 31, 2009 it and certain related entities had shared voting power over 1,925,533 shares and shared dispositive power of 1,925,533 shares and that its address is 640 5th Avenue, 18th Floor, New York, New York 10019.

(7)
Pursuant to Schedule 13D/A dated January 8, 2009, filed with the Securities and Exchange Commission, Dolphin Limited Partnership III, L.P. reported that as of December 26, 2008, it and certain related entities had shared voting power over 1,887,935 shares and shared dispositive power over 1,887,935 shares. Dolphin Limited Partnership III, L.P.’s address is 96 Cummings Point Road, Stamford CT 06902.

(8)
Pursuant to Schedule 13G/A dated February 8, 2010, filed with the Securities and Exchange Commission, Dimensional Fund Advisors, Inc. reported that as of December 31, 2009, it had sole voting power over 1,669,192 shares and sole dispositive power over 1,709,599 shares and that its address is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(9)
Pursuant to Schedule 13G/A dated January 26, 2010, filed with the Securities and Exchange Commission, Royce & Associates LLC reported that as of December 31, 2009 it and certain related entities had shared voting power over 1,402,438 shares and shared dispositive power of 1,402,438 shares and that its address is 745 Fifth Avenue, New York, NY 10151.

(10)	Consists of 1,065,000 shares issuable upon the exercise of stock options that are currently exercisable.
(11)	Consists of (i) 15,000 shares owned by Mr. Chibib, and (ii) 493,333 shares issuable upon the exercise of stock options that are currently exercisable.
(12)	Consists of 385,000 shares issuable upon the exercise of stock options that are currently exercisable.
(13)	Consists of (i) 10,000 shares owned by Mr. Roemer, and (ii) 290,000 shares issuable upon the exercise of stock options that are currently exercisable.
(14)	As of December 20, 2010, Ms. Shanks no longer had any awards of stock options outstanding.
(15)	Consists of (i) 30,000 shares owned by Mr. Maples, and (ii) 87,500 shares issuable upon the exercise of stock options that are currently exercisable.
(16)	Consists of (i) 50,000 shares owned by Mr. Greathouse, and (ii) 20,000 shares issuable upon the exercise of stock options that are currently exercisable.
(17)	Consists of 40,000 shares issuable upon the exercise of stock options that are currently exercisable.
(18)
Consists of (i) 1,887,935 shares held by Dolphin Limited Partnership III, L.P. (see Footnote 7 above) and (ii) 20,000 shares issuable upon the exercise of stock options that are currently exercisable.  Mr. Orlando may be deemed to share voting and dispositive power with respect to the shares held by Dolphin Limited Partnership III, L.P. Mr. Orlando disclaims beneficial ownership in such shares except to the extent of his pecuniary interest therein.

(19)	Consists of 212,500 shares issuable upon the exercise of stock options that are currently exercisable.
(20)	Consists of (i) 461,800 shares owned by Mr. Sanfilippo, and (ii) 568,750 shares issuable upon the exercise of stock options that are currently exercisable.
(21)	Consists of 10,000 shares issuable upon the exercise of stock options that are currently exercisable.
(22)	Consists of (i) 566,800 shares owned directly, (ii) 1,887,935 shares owned indirectly, and (iii) 3,462,083 shares issuable upon the exercise of stock options that are currently exercisable.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our accounting and financial reporting process on behalf of our Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Accounting Oversight Board (United States) and for issuing a report thereon. Additionally, the independent registered public accounting firm is responsible for performing an independent audit of the operating effectiveness of the Company's internal controls over financial reporting and for issuing a report thereon.

Based on the Audit Committee’s:

▪	Review of our audited consolidated financial statements for our fiscal year ended September 30, 2010;
▪	Discussions with our management regarding our audited consolidated financial statements;
▪
Discussion with our independent registered public accounting firm regarding matters required to be discussed by Statement on Auditing Standards No. 114 (“The Auditor’s Communication With Those Charged With Governance”), as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee received from our independent registered public accounting firm the written disclosures and letter required by applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning its independence, and has discussed with their independence from the Company and its management; and

▪	Other matters the Audit Committee deemed relevant and appropriate.

The Audit Committee recommended to our Board of Directors that the audited consolidated financial statements as of and for our fiscal year ended September 30, 2010, be included in our Annual Report on Form 10-K for our fiscal year ended September 30, 2010, for filing with the SEC.

AUDIT COMMITTEE Robert D. Repass, Chairman Michael J. Maples, Sr. Stephen J. Greathouse

OFFICERS AND DIRECTORS

Set forth below is information regarding the executive officers and directors of the Company as of January 22, 2011.

Name	Age	Positions and Offices
Patrick J. Ramsey	37	President, Chief Executive Officer and Director
Adam D. Chibib	44	Senior Vice President and Chief Financial Officer
Uri L. Clinton	38	Senior Vice President, General Counsel, and Corporate Secretary
Mick D. Roemer	58	Senior Vice President - Sales
Michael J. Maples, Sr. (1) (2)	68	Director, Non-Executive Chairman of the Board
Stephen J. Greathouse (2)	59	Director, Vice Chairman of the Board
Neil E. Jenkins (3)	61	Director
Justin A. Orlando (3)	40	Director
Robert D. Repass (1) (2)	50	Director
Anthony M. Sanfilippo (1)	53	Director
Timothy S. Stanley (1) (3)	44	Director
(1)	Member of the Nominating and Governance Committee. Mr. Repass is Chairman of the committee.
(2)	Member of the Audit Committee. Mr. Repass is Chairman of the committee.
(3)	Member of the Compensation Committee. Mr. Jenkins is Chairman of the committee.

Officers

Adam D. Chibib was appointed Chief Financial Officer of Multimedia Games, Inc. in February 2009. Mr. Chibib brings over 20 years of financial management and technology industry experience to the Company, as well as relevant public company experience. Prior to joining us, Mr. Chibib ran a financial consulting practice as a sole proprietor, where he assisted early-stage technology companies with debt and equity fund raising, business model and process improvement implementation, and merger and acquisition advisory services. Mr. Chibib previously served as Chief Financial Officer at NetSpend Corporation (June 2007-July 2008); as Interim Chief Financial Officer at Internet RIET while also working as a consultant with GrowLabs, LLC (January 2006-June 2007); as Chief Financial Officer at Tippingpoint Technologies (January 2004-January 2006); as Chief Financial Officer at Waveset Technologies (April 2003-December 2003); and as Chief Financial Officer at BroadJump, Inc. (November 1998-March 2003). In each case Mr. Chibib was an integral member of the senior management teams that consistently improved revenues and cash flow with responsibilities for all internal operations. In addition, as Controller at Tivoli Systems (February 1997-January 1999), Mr. Chibib’s responsibilities included managing the worldwide accounting and treasury functions of a $1 billion software company. Mr. Chibib has also held various positions, including senior level positions, at Coopers & Lybrand, LLP and Price Waterhouse, LLP. Mr. Chibib received a B.B.A. in Accounting from the University of Texas at Austin. Mr. Chibib is a Certified Public Accountant.

Uri L. Clinton joined us as General Counsel and Secretary in August 2008. Mr. Clinton serves as chief legal counsel for all business operations, corporate governance, regulatory compliance and licensing in the Legal Affairs Department. Mr. Clinton's professional experience includes more than 10 years of business and legal experience including six years in the Law Department at Harrah's Entertainment, Inc. (August 2002-August 2008), most recently serving as Vice President of Legal Affairs for its Central Division. In that capacity and in earlier positions, Mr. Clinton served as business operations and regulatory compliance legal counsel for more than 13 casino/hotels located in seven Native American and commercial gaming jurisdictions. Additionally, Mr. Clinton served as lead counsel for several of Harrah's enterprise-wide departments and initiatives, including its National Casino Marketing Air Charter program, Risk Management Department, Corporate Diversity, and the 2004 integration of several Horseshoe branded casinos into the Harrah's corporate structure. Mr. Clinton received a B.A. in Political Science from the University of Nevada-Las Vegas in 1994, a J.D. from Gonzaga University School of Law in 1997, and an MBA from the Vanderbilt University Owen Graduate School of Management in 2007.

Mick D. Roemer became our Senior Vice President of Sales in January 2009, bringing more than 25 years of gaming equipment sales and marketing experience to the Company. Since 2007, Mr. Roemer has consulted with gaming companies in the areas of game content, intellectual property, and sales and marketing planning, and has worked in an advisory capacity with Multimedia Games since May 2008 in support of the Company’s efforts to expand its penetration into the Class III gaming market. Prior to 2007, Mr. Roemer served as Senior Vice President of Sales, Marketing and Product Development for Bally Technologies (2000-2007), contributing to Bally’s turn around and significant increase in market share during that period.  Mr. Roemer also previously served as Vice President of Marketing for International Gaming Technologies (IGT) where he directed the development and launch of products like Megabuck, Wheel Of Fortune and the iGame video slot series.  He has also served as Vice President of Sales for Powerhouse/VLC and Senior Vice President and General Manager of Anchor Gaming; and he maintains his position as President of Roemer Gaming LLC, a Nevada licensed manufacturer, operator and distributor.  Mr. Roemer holds a B.S. in Marketing from Oklahoma State University.

Directors

For additional information about Mr. Ramsey and the non-employee nominees for director, see “Proposal One-Election of Directors.”

Certain Relationships and Related Transactions

Related-party transactions have the potential to create actual or perceived conflicts of interest between the Company and its directors and executive officers or their immediate family members. Both the Audit Committee and the Company’s Regulatory Compliance Committee, or the Compliance Committee, have established policies and procedures for review and approval of related-party transactions.

If a related party transaction subject to review directly or indirectly involves a member of either committee (or an immediate family member or domestic partner), the remaining committee members will conduct the review.  In evaluating a related-party transaction involving a director, executive officer, or their immediate family members, the Audit Committee and the Compliance Committee considers, among other factors, whether the proposed related-party transaction is of the form and type that the Company would normally engage in, the benefits associated with the transaction, goods or services provided by or to the related party, the nature of the transaction, the significance of the transaction to the Company and to the related party, and management’s determination that the transaction is in the best interests of the Company.

To receive Audit Committee and Compliance Committee approval, related party transactions must have a Company business purpose and be on terms that are fair and reasonable to the Company, and as favorable to the Company as would be available from non-related entities in comparable transactions. The Audit Committee and Compliance Committee also require that the transaction meets the same Company standards that apply to comparable transactions with unaffiliated entities.

The following transaction has been reviewed and approved by the Company’s Audit Committee and Compliance Committee:  one of the Company’s subsidiaries has entered into an Equipment Lease/Purchase Agreement and Software License, or the Purchase Agreement, with Pinnacle Entertainment, Inc., or Pinnacle.  While the Company and Pinnacle are currently operating under a no-obligation trial period under the Purchase Agreement, if Pinnacle determines to purchase a portion of the Company’s equipment under the Purchase Agreement, the potential transaction could exceed $120,000.  Mr. Sanfilippo, a member of the Company’s Board of Directors, also serves as a director and the President and Chief Executive Officer of Pinnacle.

In addition, our bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Texas law. We have entered into indemnification agreements with all of our directors and have purchased directors’ and officers’ liability insurance. In addition, our articles of incorporation limits the personal liability of the members of our Board of Directors for breaches by the directors of their fiduciary duties.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of our Board of Directors, the executive officers, and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which requires them to file reports with respect to their ownership of the common stock and their transactions in such common stock.  Based upon the copies of Section 16(a) reports which we prepared or for which we received from such persons for their fiscal year 2010 transactions in the common stock and their common stock holdings, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and greater than ten percent beneficial owners.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis provides information regarding the following:

▪	The objectives of our executive compensation program, including the behaviors and results it is designed to encourage and reward;
▪	The roles and responsibilities of management and the Compensation Committee in the governance of our executive compensation program;
▪	The elements of our executive compensation program and its purposes; and
▪	The Compensation decisions with respect to our fiscal year ended September 30, 2010.

Objectives of the Executive Compensation Programs

The objective of our executive compensation program is to align the compensation paid to our executive officers with shareholder and customer interests (on both a short-term and long-term basis); attract, retain and motivate highly qualified executive talent; and provide appropriate rewards for achievement of business objectives and growth in shareholder value. It is the Company’s objective that executive compensation be directly related to the achievement of our planned goals, and the enhancement of corporate and shareholder value. The Compensation Committee recognizes that the industry sector in which we operate is both highly competitive and is challenged by significant legal and regulatory uncertainty. In addition, the technology-related experience and skills of our executive officers have applications to many other industry sectors besides our own. As a result, there is substantial demand for qualified, experienced executive personnel of the type we need to achieve our objectives. The Compensation Committee considers it crucial that the Company be assured of retaining and rewarding our senior executives, who are essential to the attainment of our long-term goals.  Since we are conducting an advisory vote regarding the compensation of our executive officers for the first time, we do not have results from any previous shareholder votes regarding executive compensation to take into consideration for our compensation policies and decisions.

For these reasons, the Compensation Committee believes the Company’s executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations.

For the purposes of this Compensation Discussion and Analysis, the capitalized term “Named Executive Officers,” or NEOs, refers to the executives who are named in the Summary Compensation Table below. Included among the NEOs are Messrs. Anthony M. Sanfilippo, our former President and Chief Executive Officer, Patrick J. Ramsey, our current President and Chief Executive Officer, Adam D. Chibib, our Chief Financial Officer, Uri L. Clinton, our Senior Vice President, General Counsel and Corporate Secretary, Mick D. Roemer, our Senior Vice President – Sales and Virginia E. Shanks, our former Chief Marketing Officer.

Determining Executive Compensation

Our management and the Compensation Committee strive to maintain an executive compensation program that is structured to provide the executive officers with a total compensation package that, at expected levels of performance, is competitive with those provided to other executives holding comparable positions or having similar qualifications in other similarly situated organizations in our industry and the general market. Both management and the Compensation Committee are involved in the development, review and evaluation of our executive compensation programs. The Compensation Committee has sole responsibility for the approval of such programs, and has the sole authority to change our compensation practices at any time. The roles and responsibilities are described below.

Management. Our management works with our Board of Directors to set the strategic direction for the Company and strives to design and maintain compensation programs that motivate behaviors among the executive officers that are consistent with the Company’s strategic goals and objectives. Each year, the Chief Executive Officer, with assistance from other members of management, as appropriate, conducts a review process covering each of the executive officers reporting to the Chief Executive Officer. This annual review process focuses on an evaluation of overall Company performance and the performance of each such executive officer, including an evaluation of compensation levels delivered through each element of compensation (as described below), competitive practices and trends, and specific compensation issues as they arise. Based on the outcomes of this review process, the Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of each of the executive officers reporting directly to him. This recommendation typically provides information regarding adjustments, if any, to base salaries, annual incentive bonus award payments, and equity-based incentive awards.

Compensation Committee. The Company’s Board of Directors established the Compensation Committee in 1996 at the time of our initial public offering. The Compensation Committee operates pursuant to a charter, which is available on the “Investor Relations” page of the Company’s website at www.multimediagames.com. As stated in the charter, the purpose of the Compensation Committee is to discharge the Board of Directors’ responsibilities relating to compensation and benefits of the Company’s executive officers and directors. The current members of the Compensation Committee are Messrs. Jenkins (Chairman), Orlando and Stanley, who are each “independent” directors, as required by Nasdaq Marketplace Rules. The Compensation Committee convened ten times during fiscal year 2010 to discuss Company compensation programs and issues and acted by written consent one time.

The Compensation Committee has overall responsibility for the approval of executive and director compensation programs that are appropriate, consistent with the Company’s compensation philosophy, and support the Company’s business goals and objectives. Specifically, the Compensation Committee has authority and responsibility for the review, evaluation and approval of the compensation structure and levels for all of the executive officers. The Compensation Committee also approves all employment, severance, or change-in-control agreements, and special or supplemental benefits or provisions applicable to executive officers. The Compensation Committee is also responsible for reviewing and making periodic recommendations to the Board of Directors regarding the compensation of directors.

Each year, the Compensation Committee reviews the compensation recommendations submitted by the Chief Executive Officer. In general, the Chief Executive Officer’s recommendations consider the following:

▪	Performance versus stated individual and Company business goals and objectives;
▪	Internal equity (i.e., considering the pay for similar jobs and jobs at different levels within the Company) and the critical nature of each executive officer to the Company’s past and future success;
▪	The need to retain talent; and
▪	The compensation history of each executive officer, including the value and number of stock options awarded in prior years.

The Compensation Committee believes that input from management provides useful information and perspective to assist the Committee with the determination of its own views on compensation. Although the Compensation Committee receives information and recommendations regarding the design and level of compensation of the executive officers from management, the Compensation Committee makes the final decisions as to the plan design and compensation levels for these executives.

In making decisions on each executive officer’s compensation, the Compensation Committee considers the nature and scope of all elements of the executive officer’s total compensation package, the executive officer’s responsibilities, and the competitive posture of the executive officer’s current compensation. The Compensation Committee also evaluates each executive officer’s performance through reviews of objective results (both Company and individual results), reports from the Chief Executive Officer and other senior management regarding the executive’s effectiveness in supporting the Company’s key strategic, operational and financial goals and, in some cases, personal observation.

The base salary and bonus opportunity of our Chief Executive Officer and our other NEO’s are set forth in their respective employment agreements.  With respect to the compensation of the Chief Executive Officer, the Compensation Committee is responsible for the periodic review and approval of his total compensation, including annual incentive bonus structure and equity-based incentive compensation. The Compensation Committee also develops annual performance goals and objectives, and conducts an evaluation of the Chief Executive Officer’s performance relative to these goals and objectives. On a discretionary basis the Compensation Committee considers and discusses the Chief Executive Officer’s compensation in executive session without the Chief Executive Officer present.

The Compensation Committee has the sole authority to obtain advice from consultants, legal counsel, accounting, or other advisors, as appropriate, to perform the Committee’s duties and responsibilities.

Elements of Executive Compensation

Management and the Compensation Committee strive to implement executive compensation programs that are designed to attract and retain individuals who possess the qualities necessary to successfully execute the Company’s business strategy, and to support the Company’s long-term financial success and drive shareholder value. The key elements of our executive compensation program are as follows:

Element	Objectives and Basis	Form
Base Salary	Provide base compensation that reflects each Executive Officer’s responsibilities, tenure and performance and is competitive for each role.	Cash
Annual Incentive Bonus	Provide annual incentive to drive Company and individual performance.	Cash and/or equity
Equity-Based Incentives
Provide long-term incentives to drive Company performance and align the Executive Officers’ interests with shareholders’ interests; retain Executive Officers through vesting and potential wealth accumulation.
Stock options
Health and Welfare Benefits	Provide for the health and wellness of our Executive Officers.	Various plans (described below)
Retirement and Savings Plan	Assist employees with retirement savings and capital accumulation on a tax-advantaged basis.	401(k) Plan, with Company matching contributions.
Discretionary Bonuses and Awards
Attract top executive talent from outside the Company; retain Executive Officers through vesting and potential wealth accumulation; and recognize promotions and significant individual contributions to the Company.
Cash and stock options
Severance and Change-in- Control Benefits
Provide financial security to Executive Officers and protect Company interests in the event of the termination of employment; promotes balanced analysis of strategic opportunities; attract and retain top executive talent.
Cash severance and acceleration of vesting of nonvested outstanding stock options

Cash Compensation

The Company believes that annual cash compensation should be paid commensurate with executive talent and experience, and attained performance. Accordingly, our cash compensation consists of fixed base compensation, paid in the form of an annual base salary, and an annual incentive bonus program that is designed to motivate and serve as a reward for the Company’s overall performance. The Compensation Committee supports management’s compensation philosophy of moderate fixed compensation with the potential for significant bonuses for achieving performance-related goals. Base salary and bonus award decisions are made as part of the Company’s structured annual review process.  With the departure of our former President and Chief Executive Officer, the Compensation Committee determined to offer retention bonuses to the Company’s senior management team in lieu of the annual incentive bonus, as further discussed below in “Retention Bonus Plan.”

Base Salary. Base salaries are paid to our executive officers to provide an appropriate fixed component of compensation. The base salary paid to each executive officer generally reflects the officer’s responsibilities, tenure, individual job performance, measurable contribution to our success, special circumstances, and pay levels of similar positions with comparable companies in the industry. Management and the Compensation Committee review the base salary of each executive officer, including the Chief Executive Officer, on an annual basis. When reviewing each executive officer’s base salary, the Compensation Committee considers the level of responsibility and complexity of the executive officer’s job, whether individual performance in the prior year was particularly strong or weak, how the executive officer’s salary compares to the salaries of other Company executives, and salaries paid for the same or similar positions. In addition to these annual reviews, management and the Committee may, at any time, review the salary of an executive officer who has received a significant promotion, whose responsibilities have been increased significantly, or who is the object of competitive recruitment. Any adjustments are based on increases in the cost of living, job performance of the executive officer over time, and the expansion of duties and responsibilities, if any. No pre-determined weight or emphasis is placed on any one of these factors.

The following table summarizes the base salaries for each of the Named Executive Officers during the fiscal year ended September 30, 2010:

Name	Annual Base Salary Effective 10/01/2009	Adjustments	Annual Base Salary Effective 09/30/2010
Patrick J. Ramsey (1)	$300,000	—	$375,000
Anthony M. Sanfilippo (2)	$450,000	—	—
Adam D. Chibib	$250,000	—	$250,000
Uri L. Clinton	$250,000	—	$250,000
Mick D. Roemer	$200,000	—	$200,000
Virginia E. Shanks (3)	$250,000	—	$250,000
(1)
Mr. Ramsey became the Company’s President and Chief Executive Officer, effective September 19, 2010, and previously served as the Interim President and Chief Executive Officer since March 2010 and the Company’s Chief Operating Officer of the Company since September 2008.

(2)	On March 10, 2010, Mr. Sanfilippo, the Company’s former President and Chief Executive Officer, resigned from the Company effective March 14, 2010.
(3)	Ms. Shanks, the Company’s former Chief Marketing Officer, resigned from the Company effective October 1, 2010.

The base salary for Mr. Ramsey, as the Company’s President and Chief Executive Officer and previously as the Interim President and Chief Executive Officer, was the result of negotiations between the Company and Mr. Ramsey. The Company believes that Mr. Ramsey’s salary is appropriate, competitive, and is necessary to attract the caliber of executive-level talent that Mr. Ramsey possesses.  Mr. Ramsey’s salary level was agreed to based upon the roles and positions he would be assuming with the Company.

Retention Bonus Plan.  This year, with the departure of the Company’s former President and Chief Executive Officer and as described on our Current Report on Form 8-K as filed with the SEC on March 15, 2010, the Company initiated a retention bonus program for certain of its senior executives with employment agreements in lieu of the annual target bonus set forth in their respective employment agreements and encompassed in the Company’s annual incentive bonus program.  Each executive was required to remain continuously in the employ of the Company and be employed by the Company on each applicable bonus payment date to receive his or her scheduled bonus.  Applicable bonus payment dates included June 30, 2010, September 30, 2010 and December 31, 2010 and amounts under the retention bonus plan were generally 50%, 60% and 50%, respectively, of the respective senior executive’s then-current base salary, except for Mr. Ramsey, as further set forth below.  The September 30 payment was an assured payment in lieu of annual target bonus payments under the Company’s annual incentive plan.

On October 5, 2010, the Company entered into agreements with certain members of senior management including Messrs. Chibib, Clinton and Roemer, which implemented the retention bonus plan.  The June 30 and September 30 payments were consistent with, and the December 31, 2010 bonus was subject to, the terms of those retention agreements.

For our fiscal year ended September 30, 2010, the bonus opportunity and the amount paid in 2010 for our NEOs is reflected in the following table and in the “Summary Compensation Table.” Also included in the table below is the December 31, 2010 payment.

Name	June 30, 2010 Award (% of then-current Base Salary)	September 30, 2010 Award (% of then-current Base Salary)	December 31, 2010 Award (% of then-current Base Salary)
Patrick J. Ramsey	50%	90%	50%
Adam D. Chibib	50%	60%	50%
Uri L. Clinton	50%	60%	50%
Mick D. Roemer	50%	60%	50%
Virginia E. Shanks(1)	50%	60%	—
(1)	On September 14, 2010, Ms. Shanks, the Company’s former Chief Marketing Officer, resigned from the Company effective October 1, 2010.

The retention bonus plan awards are reflected in the “Bonus” column in the Summary Compensation Table.

2011 Executive Cash Incentive Plan.  On November 9, 2010, the Compensation Committee approved an Executive Cash Incentive Plan exclusively for 2011 in order to incent management to build shareholder value by achieving Company operating goals, after consultation with Compensia, Inc., or Compensia. Compensia was engaged directly by the Compensation Committee and provided input on the reasonableness of the 2011 Executive Cash Incentive Plan. The 2011 Executive Cash Incentive Plan implements the target and stretch bonus structure set forth in the respective employment agreements of each of our officers, including our named executive officers.

The 2011 Executive Cash Incentive Plan is comprised of two possible components, a target payment and a stretch payment.  Alternative target and stretch payment goals are established to address the impact on the Company’s operating results of regulatory activity in Alabama.

For the target payment, if the Company’s operating goals are met for each of net income (loss), total cash flow and unit sales, the Company’s officers shall be entitled to receive the target bonus pursuant to their respective employment agreements.  If the Company fails to meet the operating goals, the target payment will be adjusted ratably downward, but in no event shall any target payment be paid if the Company fails to meet certain operating goals.  The target payment shall not exceed $948,000, in the aggregate, for all officers.

For the stretch payment, if the Company exceeds the established operating goals for both net income and total cash flow, the officers shall be entitled to receive an amount over the aggregate target bonus pool of $948,000.  The total incentive payments, including both target and stretch payments, shall not exceed $1,689,200, the maximum aggregate available bonus set forth in the employment agreements.  The stretch payment will be paid from a stretch bonus pool funded incrementally from any amount over either net income or total cash flow.

The incentive payment for each of the officers is payable after fiscal year-end and after confirmation of achieved operating goals by the Compensation Committee.  The Compensation Committee retains the discretion to modify or adjust operating goals, financial targets and bonus objectives based on its business judgment.

Equity Compensation Plan Information as of December 31, 2010

Plan Category(1)	Number of securities to be issued upon exercise of outstanding options (#)	Weighted-average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (#) (3)
Equity compensation plans approved by security holders (2)	6,302,298	$ 5.50	1,110,718
Equity compensation plans not approved by security holders (2)	60,000	$ 8.95	-
Total	6,362,298	$ 5.53	1,110,718
(1)
Equity Compensation Plans are discussed in further detailed under “PART IV – Item 15. Exhibits and Financial Statement Schedules – Note 10. Shareholders’ Equity” in the Company’s Annual Report on Form 10-K.

(2)
As of March 23, 2010, the Multimedia Games, Inc. Consolidated Equity Incentive Plan (the "Consolidated Plan") was approved by the Company's shareholders.  The Consolidated Plan is comprised of shares already reserved under certain of the Company's prior equity compensation plans, including any equity compensation plan not approved by the Company's shareholders.

(3)
The number of common shares available for future issuance pursuant to the Consolidated Plan equals the initial number of shares approved by the Company's shareholders, plus the amount of common shares subject to outstanding awards under certain of the Company's prior equity compensation plans that expire, are terminated or are canceled without having been exercised or settled in full.

Equity-Based Incentives

We provide our executive officers with long-term compensation in the form of equity-based incentives, which are intended to align the interests of our executive officers with the interest of the Company’s shareholders by supporting the creation of long-term value for the organization, facilitate significant long-term retention, and be consistent with competitive market practices. Over time, it is the Compensation Committee’s intent that equity-based compensation should represent a significant portion of each executive officer’s total compensation, and the equity-based incentive vehicle we have used is stock options. Nonqualified and incentive stock options have been granted to the Company’s executive officers and other employees. The Company expects to continue to issue stock options to new employees as they are hired, as well as to current employees as incentives from time to time. Our rationale for granting stock options is as follows:

▪
We believe that stock options and other equity-based awards such as stock appreciation rights are highly effective at aligning the long-term interests of our executive officers with the interests of our shareholders;

▪	The grant of stock options to executive officers assists us in achieving our growth and attaining our business objectives; and
▪
We regularly face significant legal, regulatory and competitive challenges to our business that require extraordinary commitments of time and expertise by our executive officers, who have met these challenges and made these extraordinary commitments, largely because of their vested interest in rewards and incentive provided by the historical and prospective grant of stock options.

The Company’s equity-based incentive awards are designed to comply with Section 162(m) of the IRS code to allow tax deductibility of the awards. Stock options are awarded under the Company’s Consolidated Equity Incentive Plan, which was adopted by the Company’s shareholders on March 23, 2010.  The Consolidated Equity Incentive Plan is comprised of shares already reserved under certain of the Company’s prior equity incentive plans, including the 2000, 2001 and 2002 Stock Option Plans, the 2003 Outside Directors Stock Plan and the 2008 Employment Inducement Award Plan. Individual grants of options are documented by stock option agreements which contain the specific terms and provisions pertaining to each grant, including vesting, option term, exercise price, and termination provisions. Options granted to the executive officers and other employees generally vest over four years and expire seven years from the date of grant. The exercise price of stock options granted to executive officers is equal to the market value of a share of Company common stock on the date of grant. Therefore, our executive officers will receive no benefit from the stock options unless the quoted market price of a share of common stock exceeds the exercise price.

Stock option grants to executive officers and other employees have historically consisted of a combination of incentive stock options, or ISOs, and nonqualified stock options, or NSOs. The use of ISOs has allowed recipients to take advantage of certain tax benefits the ISOs afford under Section 422 of the Internal Revenue Code (and any successor provision of the Code having a similar intent).

On September 14, 2009, after consultation with Hewitt Associates, the Compensation Committee approved an equity compensation program for senior management, which includes each of the NEOs currently employed by the Company.  The program provides for an annual grant of an incentive stock option to purchase shares of the Company’s common stock to each member of senior management, effective as of September 30, the last day of the Company’s fiscal year.  The amount and terms of each award will be based on the Chief Executive Officer’s recommendation but determined by, and within the discretion of, the Compensation Committee.  Annual awards will be granted and in an aggregate amount approximating twenty percent of the total equity awards members of senior management received upon joining the Company. In addition, the Compensation Committee will periodically review the need to make grants of stock options to the executive officers, typically based on recommendations from management. When approving the grants of stock options, the Compensation Committee considers, among other items, the number and terms of options previously granted, industry practices, the executive officer’s level of responsibility and assumed potential stock value in the future.

The Compensation Committee believes the Equity Compensation Plan serves several important compensation objectives.  It enhances the Company’s ability to attract and retain experienced executive talent in the gaming and technology industry.  The program also furthers the Company’s compensation objective of strongly aligning executive focus with the interests of the Company’s shareholders in increased enterprise value.

Options awarded under the Equity Compensation Plan will have a seven year term and will vest as to twenty-five percent (25%) of the award upon the first anniversary of grant, with the remainder vesting in equal quarterly installments for the succeeding three years.  Awards will be made under existing Company equity compensation plans, and will be subject to shareholder approval of any required increases in shares reserved under such plans.

For Fiscal Year 2010, awards granted under the Equity Compensation Plan totaled 240,000 options, effective September 30, 2010, and included grants of 60,000 options to each of Messrs. Chibib, Clinton, Roemer and Aviles.

On September 19, 2010, in connection with the appointment of Mr. Ramsey as the Company’s President and Chief Executive Officer, the Compensation Committee granted Mr. Ramsey 700,000 stock options under the Company’s Consolidated Equity Incentive Plan Company and pursuant to Mr. Ramsey’s amended and restated employment agreement.   These grants were made to provide an immediate incentive for Mr. Ramsey to focus on the creation of shareholder value. In addition, the Company believes the level of this equity award was necessary to retain Mr. Ramsey as President and Chief Executive Officer.  Details of Mr. Ramsey’s stock option grant are provided below in the section titled “Potential Payments upon Termination or Change-in-Control.”

Other than the stock option awards described above, none of the other Named Executive Officers received grants of stock options or any other form of equity-based incentives during the fiscal year ended September 30, 2010.

The Company does not currently maintain required levels of stock ownership by the executive officers. The Company has adopted “Procedures and Guidelines Governing Securities Trades by Company Personnel,” in order to comply with federal and state securities laws governing (a) trading in Company securities while in the possession of “material nonpublic information” concerning the Company, and (b) tipping or disclosing material nonpublic information to outsiders. In order to prevent even the appearance of improper trading or tipping, the Company has adopted this policy for all of its directors, officers and employees, venture capital and other entities (such as trusts and corporations) over which such employees, officers or directors have or share voting or investment control and specially designated outsiders who have access to the Company’s material nonpublic information

Excise Tax Gross-Ups

The Compensation Committee has determined that all material restatements of any employment agreement with any executive officer shall be renegotiated in order to remove any excise tax gross-up provision.  The Company specifically removed such a provision from the amended and restated agreements for Mr. Ramsey, Mr. Chibib and Joaquin Aviles, the Company’s Vice President of Technology, during calendar year 2010, while renegotiating such agreements for changes in responsibility and salary for Mr. Ramsey, Mr. Chibib, and Mr. Aviles.  The Company has determined not to enter into future agreements providing excise tax gross-ups and has determined to remove such provisions in existing agreements when any material terms or conditions are in such agreements are renegotiated.

Benefit Programs and Perquisites

We provide our executive officers with benefits that are intended to be a part of a competitive total compensation package and that will permit us to attract and retain highly-qualified executives. These benefits include health and welfare benefits, and a retirement and savings plan.  Each of these benefits is described below.

Health and Welfare Benefits. The Company’s benefits program is designed to provide employees (including the executive officers) and their families with security and well being, and is an important part of the total compensation package. These benefits are divided into the following major categories:

▪	Health Care Benefits – medical, dental and vision insurance coverage;
▪	Life and Disability Benefits – basic, optional life and accident insurance as well as short and long-term disability coverage;
▪	Flexible Spending Accounts – health care and dependent care tax-free accounts; and
▪	Work Life Benefits – employee assistance with everyday issues, financial and legal issues, parenting, childcare, education and elder care.

The executive officers participate in these benefits programs on the same relative basis as our other employees.

Retirement and Savings. The Company maintains an employee retirement and savings plan pursuant to Section 401(k) of the Internal Revenue Code, or the 401(k) Plan. The purpose of the 401(k) Plan is to permit employees, including executive officers, to accumulate funds for retirement on a tax-advantaged basis. Specifically, the 401(k) Plan permits each eligible employee to contribute on a pre-tax basis a portion of his compensation to the 401(k) Plan (for calendar year 2010, the maximum amount of compensation that may be contributed to the 401(k) Plan was $16,500). During the fiscal year ended September 30, 2010, the Company made a matching contribution to the 401(k) Plan that is equal to 50% of the first 4% of compensation contributed by employees to the 401(k) Plan.

The Company does not maintain a tax-qualified defined benefit retirement plan. In addition, the Company does not maintain any non qualified supplemental retirement plans or deferred compensation plans for the executive officers.

Perquisites. The Company does not provide perquisites to executive officers.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The Company is party to employment agreements with its current executive officers, including the Named Executive Officers, but excluding both Mr. Sanfilippo, who tendered his resignation effective March 14, 2010, and Ms. Shanks, who tendered her resignation effective October 1, 2010.  In connection with Mr. Sanfilippo’s departure from the Company, the Company executed a Resignation and Separation Agreement with Mr. Sanfilippo, dated March 14, 2010, which provided for Mr. Sanfilippo’s continued service to the Company’s Board of Directors of Directors as well as the termination of vesting for Mr. Sanfilippo’s unvested equity interests, effective as of March 31, 2010.  The Resignation and Separation Agreement was filed as Exhibit 10.1 to our Current Report on Form 8-K, as filed with the Securities and Exchange Commission on March 15, 2010.

The following paragraphs provide summaries of the agreements with each of the current Named Executive Officers.

Agreements with Patrick J. Ramsey. On September 19, 2010, the Company entered into an amended and restated executive employment agreement with Mr. Ramsey, which sets forth certain terms and conditions relating to his employment as the Company’s President and Chief Executive Officer. Mr. Ramsey’s amended and restated employment agreement provides that he will receive an annual base salary of $375,000, subject to covenants in the amended and restated employment agreement and in an Agreement Regarding Proprietary Developments, Confidential Information and Non-Solicitation. Mr. Ramsey’s annual salary will be subject to an annual review by the Board of Directors of Directors or Compensation Committee. In addition, Mr. Ramsey has an opportunity to earn an annual bonus equal to 100% of his base salary upon achievement of certain performance targets approved by the Company’s Board of Directors of Directors, and up to a maximum of 200% of his base salary for overachievement of such performance targets.  The amended and restated employment agreement also specifies that Mr. Ramsey will be eligible to enroll in the Company’s benefit programs and vacation policies as they are established from time-to-time for senior-level executive employees.

Pursuant to the amended and restated employment agreement, on September 19, 2010 the Company granted Mr. Ramsey 700,000 stock options pursuant to the Company’s Consolidated Equity Incentive Plan. The options became immediately exercisable, but are subject to vesting over four years. Specifically, one-fourth (1/4) of the options vest on September 19, 2011 and the remaining options vest in equal quarterly installments until fully vested.  Pursuant to Mr. Ramsey’s initial employment agreement, on September 14, 2008, the Company granted Mr. Ramsey 300,000 stock options pursuant to the Company’s 2008 Employment Inducement Award Plan. The options became immediately exercisable, but are subject to vesting over four years. Specifically, one-fourth (1/4) of the options vested on September 14, 2009 and the remaining options vest in equal quarterly installments until fully vested.

Mr. Ramsey will serve as President and Chief Executive Officer until his successor is chosen and qualified or until his death, resignation, retirement, disqualification or removal.  In the event of Mr. Ramsey’s death or disability, voluntary termination, or termination for cause (each as defined within the employment agreement), he shall not be entitled to receive any severance, other than accrued but unpaid salary, vacation, vested benefits, and unreimbursed expenses.  Further, the Company’s other obligations under the employment agreement shall cease.  In the event of Mr. Ramsey’s termination without cause or his termination of employment for good reason (each as defined within the employment agreement), the Company shall pay Mr. Ramsey two years of base salary continuation and two years of target bonus; and if Mr. Ramsey elects to continue health coverage under COBRA, the Company will pay the premiums in an amount sufficient to maintain the level of health benefits in effect on his last day of employment, for a period of up to one year after the termination. The same termination benefits would apply in the event of Mr. Ramsey’s termination without cause or his termination for good reason, within one year following a change of control (as defined within the employment agreement). In addition, stock options granted to Mr. Ramsey would become fully vested in the event of his termination without cause or his termination for good reason, within one year following a change of control. The Company’s obligation to provide the severance benefits set forth above is contingent upon Mr. Ramsey’s execution of a mutual release of claims satisfactory to the Company.

Agreements with Adam D. Chibib. On October 31, 2010, the Company entered into an amended and restated executive employment agreement with Mr. Chibib which amended and restated Mr. Chibib’s original executive employment agreement.  Mr. Chibib’s amended and restated employment agreement provides that he will receive an annual base salary of $325,000, subject to covenants in the amended and restated employment agreement and in an Agreement Regarding Proprietary Developments, Confidential Information and Non-Solicitation. The annual salary will be subject to an annual review by the Company’s Chief Executive Officer. In addition, he has an opportunity to earn an annual bonus equal to 60% of his base salary upon achievement of certain performance targets approved by the Company’s Chief Executive Officer, and up to a maximum of 100% of his base salary for overachievement of such performance targets.  The amended and restated employment agreement also specifies that Mr. Chibib will be eligible to enroll in the Company’s benefit programs and vacation policies as they are established from time-to-time for senior-level executive employees.

Mr. Chibib will serve as Senior Vice President and Chief Financial Officer until his successor is chosen and qualified or until his death, disability, resignation, retirement, disqualification or removal.  In the event of Mr. Chibib’s death or disability, voluntary termination, or termination for cause (each as defined within the employment agreement), he shall not be entitled to receive any severance, other than accrued but unpaid salary, vacation, vested benefits, and unreimbursed expenses.  Further, the Company’s other obligations under the employment agreement shall cease.  In the event of Mr. Chibib’s termination without cause or his termination of employment for good reason (each as defined within the employment agreement), the Company shall pay Mr. Chibib two years of base salary continuation and two years of target bonus; and if Mr. Chibib elects to continue health coverage under COBRA, the Company will pay the premiums in an amount sufficient to maintain the level of health benefits in effect on his last day of employment, for a period of up to one year after the termination. The same termination benefits would apply in the event of Mr. Chibib’s termination without cause or his termination for good reason, within one year following a change of control (as defined within the employment agreement).  In addition, stock options granted to Mr. Chibib would become fully vested in the event of his termination without cause or his termination for good reason, within one year following a change of control. The Company’s obligation to provide the severance benefits set forth above is contingent upon Mr. Chibib’s execution of a mutual release of claims satisfactory to the Company.

On October 5, 2010, the Company entered into a Retention Agreement with Mr. Chibib in order to implement the retention bonus plan recommended by the Compensation Committee and approved by the full Board of Directors of Directors.

Pursuant to Mr. Chibib’s initial employment agreement, which was effective as of February 10, 2009, Mr. Chibib was eligible for a separate discretionary bonus in an amount up to but not exceeding $20,000 per quarter during his first year of employment, based upon criteria for quarterly objectives as set by the Company’s Chief Executive Officer. Pursuant to the original employment agreement, on February 10, 2009, the Company granted Mr. Chibib 250,000 stock options pursuant to the Company’s 2008 Employment Inducement Award Plan. The options became immediately exercisable, but are subject to vesting over four years. Specifically, one-fourth (1/4) of the options vested on February 10, 2010, and the remaining options vest in equal quarterly installments until fully vested.

Agreements with Uri L. Clinton. On December 30, 2010, the Company and Mr. Clinton entered into an amendment of Mr. Clinton’s Executive Employment Agreement in order to cause such agreement to be in compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and on October 5, 2010, the Company entered into a Retention Agreement with Mr. Clinton in order to implement the retention bonus plan recommended by the Compensation Committee and approved by the full Board of Directors of Directors.

On August 16, 2008, the Company entered into an executive employment agreement with Mr. Clinton, which sets forth certain terms and conditions relating to his employment as the Company’s General Counsel. Mr. Clinton’s employment agreement provides that he will receive an annual base salary of $250,000, subject to covenants in the employment agreement and in an Agreement Regarding Proprietary Developments, Confidential Information and Non-Solicitation. The annual salary will be subject to an annual review by the Company’s Chief Executive Officer. In addition, he has an opportunity to earn an annual bonus equal to 60% of his base salary upon achievement of certain performance targets approved by the Company’s Chief Executive Officer, and up to a maximum of 100% of his base salary for overachievement of such performance targets. The employment agreement also specifies that Mr. Clinton will be eligible to enroll in the Company’s benefit programs and vacation policies as they are established from time-to-time for senior-level executive employees.

Pursuant to the employment agreement, on August 16, 2008 the Company granted Mr. Clinton 250,000 stock options pursuant to the Company’s 2008 Employment Inducement Award Plan. The options became immediately exercisable, but are subject to vesting over four years. Specifically, one-sixteenth (1/16) of the option vested on November 16, 2008, with the remaining options vesting one-sixteenth (1/16) quarterly until fully vested.

Mr. Clinton will serve as Senior Vice President, General Counsel and Corporate Secretary until his successor is chosen and qualified or until his death, resignation, retirement, disqualification or removal.  Effective as of December 31, 2008, the Company entered into a First Amendment to Executive Employment Agreement with Mr. Clinton, which amended certain provisions of the original employment agreement relating to 409A and certain termination provisions.  In the event of Mr. Clinton’s death or disability, voluntary termination, or termination for cause (each as defined within the employment agreement), he shall not be entitled to receive any severance, other than accrued but unpaid salary, vacation, vested benefits, and unreimbursed expenses.  Further, the Company’s other obligations under the employment agreement shall cease.  In the event of Mr. Clinton’s termination without cause or his termination of employment for good reason (each as defined within the employment agreement and as set forth in the First Amendment), the Company shall pay Mr. Clinton two years of base salary continuation and two years of target bonus; and if Mr. Clinton elects to continue health coverage under COBRA, the Company will pay the premiums in an amount sufficient to maintain the level of health benefits in effect on his last day of employment, for a period of up to one year after the termination. The same termination benefits would apply in the event of Mr. Clinton’s termination without cause or his termination for good reason, within one year following a change of control (as defined within the employment agreement). In addition, stock options granted to Mr. Clinton would become fully vested in the event of his termination without cause or his termination for good reason, within one year following a change of control. The Company’s obligation to provide the severance benefits set forth above is contingent upon Mr. Clinton’s execution of a mutual release of claims satisfactory to the Company.  Mr. Clinton is eligible to receive a gross-up payment in the event that any payment by the Company to or for the benefit of Mr. Clinton is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Agreements with Mick D. Roemer. On December 30, 2010, the Company and Mr. Roemer entered into an amendment of Mr. Roemer’s Executive Employment Agreement in order to cause such agreement to be in compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and on October 5, 2010, the Company entered into a Retention Agreement with Mr. Roemer in order to implement the retention bonus plan recommended by the Compensation Committee and approved by the full Board of Directors of Directors.

On January 12, 2009, the Company entered into an executive employment agreement with Mr. Roemer, which sets forth certain terms and conditions relating to his employment as Senior Vice President of Sales of the Company. Mr. Roemer’s employment agreement provides that he will receive an annual base salary of $200,000, subject to covenants in the employment agreement and in an Agreement Regarding Proprietary Developments, Confidential Information and Non-Solicitation. The annual salary will be subject to an annual review by the Company’s Chief Executive Officer. In addition, he is entitled to receive a quarterly incentive bonus upon the achievement of new sales and new placement goals mutually agreed to by and between Mr. Roemer and the Company’s Chief Executive Officer for each quarter. The incentive bonus shall not exceed $100,000 in any individual twelve (12) month period. In addition to the incentive bonus, Mr. Roemer has an opportunity to earn an annual bonus equal to 60% of his base salary upon achievement of certain performance targets approved by the Company’s Chief Executive Officer, and up to a maximum of 100% of his base salary for overachievement of such performance targets. The employment agreement also specifies that Mr. Roemer will be eligible to enroll in the Company’s benefit programs and vacation policies as they are established from time-to-time for senior-level executive employees.

Pursuant to the employment agreement, the Company granted Mr. Roemer 200,000 stock options pursuant to the Company’s 2008 Employment Inducement Award Plan. The options became immediately exercisable, but are subject to vesting over four years. Specifically, one-fourth (1/4) of the options vested on the first anniversary of the grant date and the remaining options vest in equal quarterly installments until fully vested.

Mr. Roemer will serve as Senior Vice President of Sales until his successor is chosen and qualified or until his death, resignation, retirement, disqualification or removal.  In the event of Mr. Roemer’s death or disability, voluntary termination, or termination for cause (each as defined within the employment agreement), he shall not be entitled to receive any severance, other than accrued but unpaid salary, vacation, vested benefits, and unreimbursed expenses.  Further, the Company’s other obligations under the employment agreement shall cease.  In the event of Mr. Roemer’s termination without cause or his termination of employment for good reason (each as defined within the employment agreement and as set forth in the First Amendment), the Company shall pay Mr. Roemer two years of base salary continuation and two years of target bonus and if Mr. Roemer elects to continue health coverage under COBRA, the Company will pay the premiums in an amount sufficient to maintain the level of health benefits in effect on his last day of employment, for a period of up to one year after the termination. The same termination benefits would apply in the event of Mr. Roemer’s termination without cause or his termination for good reason, within one year following a change of control (as defined within the employment agreement). In addition, stock options granted to Mr. Roemer would become fully vested in the event of his termination without cause or his termination for good reason, within one year following a change of control. The Company’s obligation to provide the severance benefits set forth above is contingent upon Mr. Roemer’s execution of a mutual release of claims satisfactory to the Company.  Mr. Roemer is eligible to receive a gross-up payment in the event that any payment by the Company to or for the benefit of Mr. Roemer is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Change-in-Control Benefits. Generally, the Company does not provide executive officers with any special benefits that are triggered solely upon a change-in-control. However, upon a change-in-control, virtually all of the Company’s outstanding stock options held by our executive officers become fully vested if such options are neither assumed nor continued pursuant to the change of control. Change-in-control generally refers to certain corporate transactions involving the Company such as a merger or consolidation, sale of assets, dissolution or the acquisition by any person of at least 51% of our voting stock. The Compensation Committee believes that for senior executives, including the Named Executive Officers, accelerated vesting of stock options in the event of a change-in-control is generally appropriate because in some change-in-control situations, equity of the target company is cancelled making immediate acceleration necessary in order to preserve the value of the option grants. In addition, the Company relies on long-term incentive awards to provide our executive officers with the opportunity to accumulate substantial resources to fund their retirement income, and the Compensation Committee believes that a change–in-control event is an appropriate liquidation point for awards designed for such purpose.

Potential Termination Payments

This section describes and quantifies potential payments that may be made or benefits that may provided to each Named Executive Officer at, following, or in connection with the resignation, severance, retirement, or other termination of the Named Executive Officer or a change of control of the Company. For this purpose, it is assumed that each of the foregoing events occurred on the last day of the Company’s fiscal year ended September 30, 2010. The determination of potential payments and benefits is based on specific factors and assumptions which are further discussed below. Since these factors and assumptions are subject to change, the payments and benefits that may actually be made to a Named Executive Officer may differ materially from the payments and benefits disclosed in this section.

Potential termination payment values are not provided for Mr. Sanfilippo, who terminated employment with the Company before September 30, 2010.  Additionally the Company executed a Resignation and Separation Agreement with Mr. Sanfilippo, dated March 14, 2010, which provided for Mr. Sanfilippo’s continued service to the Company’s Board of Directors of Directors as well as the termination of vesting for Mr. Sanfilippo’s unvested equity interests as of March 31, 2010.  The Resignation and Separation Agreement was filed as Exhibit 10.1 to our Current Report on Form 8-K, as filed with the Securities and Exchange Commission on March 15, 2010.  Ms. Shanks terminated her employment effective October 1, 2010 and her potential termination values as of September 30, 2010 are set forth below.

Patrick J. Ramsey

Termination Event	Cash Severance ($)	Acceleration and Other Benefits from Stock Options (1) ($)	Other (2) ($)	Total ($)
Retirement	—	—	—	—
Death or Disability	—	—	—	—
Voluntary Resignation	—	—	—	—
Termination for Cause	—	—	—	—
Involuntary Termination without Cause, or Voluntary Resignation for Good Reason (3)	1,500,000	—	10,216	1,510,216
Change in Control without Termination	—	—	—	—
Termination without Cause following a Change in Control (3)	1,500,000	—	10,216	1,510,216
(1)
If the options are neither assumed nor continued pursuant to a change of control; or, within one year of a change of control, if Mr. Ramsey is terminated without cause or resigns for good reason, all of Mr. Ramsey’s stock options would immediately vest, however, the strike price of Mr. Ramsey’s unvested options do not exceed the Company’s closing share price of $3.70 on September 30, 2010 and there therefore would be no aggregate in-the-money value of all nonvested outstanding stock options as of September 30, 2010.

(2)
If Mr. Ramsey elects to continue health coverage under COBRA, for a period of up to one year after termination, the Company will pay Mr. Ramsey’s premiums, in an amount sufficient to maintain the level of health benefits in effect on Mr. Ramsey’s last day of employment.

(3)	Represents two year base salary continuation and two year target bonus.

Adam D. Chibib

Termination Event	Cash Severance ($)	Acceleration and Other Benefits from Stock Options (1) ($)	Other (2) (3)($)	Total ($)
Retirement	—	—	—	—
Death or Disability	—	—	—	—
Voluntary Resignation	—	—	—	—
Termination for Cause	—	—	—	—
Involuntary Termination without Cause, or Voluntary Resignation for Good Reason(4)	800,000	—	10,216	810,216
Change in Control without Termination	—	—	—	—
Termination without Cause following a Change in Control(4)	800,000	310,938	10,216	1,121,154
(1)
The amounts reflect the aggregate in-the-money value of all nonvested outstanding stock options, based on the Company’s closing share price of $3.70 on September 30, 2010.  If the options are neither assumed nor continued pursuant to a change of control; or, within one year of a change of control, if Mr. Chibib is terminated without cause or resigns for good reason, all of Mr. Chibib’s stock options would immediately vest.

(2)
If Mr. Chibib elects to continue health coverage under COBRA, for a period of up to one year after termination, the Company will pay Mr. Chibib’s premiums, in an amount sufficient to maintain the level of health benefits in effect on Mr. Chibib’s last day of employment.

(3)
Pursuant to Mr. Chibib’s previous employment agreement, Mr. Chibib was eligible to receive a gross-up payment in the event that any payment by the Company to or for the benefit of Mr. Chibib is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code as of September 30, 2010.  Mr. Chibib has executed an amended and restated employment agreement and is no longer eligible to receive a gross-up payment.

(4)	Represents two year base salary continuation and two year target bonus.

Uri L. Clinton

Termination Event	Cash Severance ($)	Acceleration and Other Benefits from Stock Options (1) ($)	Other (2) (3) ($)	Total ($)
Retirement	—	—	—	—
Death or Disability	—	—	—	—
Voluntary Resignation	—	—	—	—
Termination for Cause	—	—	—	—
Involuntary Termination without Cause, or Voluntary Resignation for Good Reason (4)	800,000	—	13,004	813,004
Change in Control without Termination	—	—	—	—
Termination without Cause following a Change in Control (4)	800,000	—	13,004	813,004
(1)
If the options are neither assumed nor continued pursuant to a change of control; or, within one year of a change of control, if Mr. Clinton is terminated without cause or resigns for good reason, all of Mr. Clinton’s stock options would immediately vest, however, the strike price of Mr. Clinton’s unvested options do not exceed the Company’s closing share price of $3.70 on September 30, 2010 and there therefore would be no aggregate in-the-money value of all nonvested outstanding stock options as of September 30, 2010.

(2)
If Mr. Clinton elects to continue health coverage under COBRA, for a period of up to one year after termination, the Company will pay Mr. Clinton’s premiums, in an amount sufficient to maintain the level of health benefits in effect on Mr. Clinton’s last day of employment.

(3)
Mr. Clinton is eligible to receive a gross-up payment in the event that any payment by the Company to or for the benefit of Mr. Clinton is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

(4)	Represents two year base salary continuation and two year target bonus.

Mick D. Roemer

Termination Event	Cash Severance ($)	Acceleration and Other Benefits from Stock Options (1) ($)	Other (2) (3) ($)	Total ($)
Retirement	—	—	—	—
Death or Disability	—	—	—	—
Voluntary Resignation	—	—	—	—
Termination for Cause	—	—	—	—
Involuntary Termination without Cause, or Voluntary Resignation for Good Reason (4)	640,000	—	11,559	651,559
Change in Control without Termination	—	—	—	—
Termination without Cause following a Change in Control (4)	640,000	168,750	11,559	820,309
(1)
The amounts reflect the aggregate in-the-money value of all nonvested outstanding stock options, based on the Company’s closing share price of $3.70 on September 30, 2010.  If the options are neither assumed nor continued pursuant to a change of control; or, within one year of a change of control, if Mr. Roemer is terminated without cause or resigns for good reason, all of Mr. Clinton’s stock options would immediately vest.

(2)
If Mr. Roemer elects to continue health coverage under COBRA, for a period of up to one year after termination, the Company will pay Mr. Roemer’s premiums, in an amount sufficient to maintain the level of health benefits in effect on Mr. Roemer’s last day of employment.

(3)
Mr. Roemer is eligible to receive a gross-up payment in the event that any payment by the Company to or for the benefit of Mr. Roemer is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

(4)	Represents two year base salary continuation and two year target bonus.

Virginia E. Shanks (1)

Termination Event	Cash Severance ($)	Acceleration and Other Benefits from Stock Options (2) ($)	Other (3) (4) ($)	Total ($)
Retirement	—	—	—	—
Death or Disability	—	—	—	—
Voluntary Resignation	—	—	—	—
Termination for Cause	—	—	—	—
Involuntary Termination without Cause, or Voluntary Resignation for Good Reason (5)	800,000	—	8,704	808,704
Change in Control without Termination	—	—	—	—
Termination without Cause following a Change in Control (5)	800,000	—	8,704	808,704
(1)
Ms. Shanks terminated her employment effective October 1, 2010 and the information contained in this table assumes that each of the events occurred on the last day of the Company’s fiscal year ended September 30, 2010.

(2)
If the options are neither assumed nor continued pursuant to a change of control; or, within one year of a change of control, if Ms. Shanks is terminated without cause or resigns for good reason, all of Ms. Shanks’ stock options would immediately vest, however, the strike price of Ms. Shanks’ unvested options do not exceed the Company’s closing share price of $3.70 on September 30, 2010 and there therefore would be no aggregate in-the-money value of all nonvested outstanding stock options as of September 30, 2010.

(3)
If Ms. Shanks elected to continue health coverage under COBRA, for a period of up to one year after termination, the Company would pay Ms. Shanks’ premiums, in an amount sufficient to maintain the level of health benefits in effect on Ms. Shanks’ last day of employment.

(4)
Ms. Shanks was eligible to receive a gross-up payment in the event that any payment by the Company to or for the benefit of Ms. Shanks was subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

(5)	Represents two year base salary continuation and two year target bonus.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code restricts deductibility of executive compensation paid to our Chief Executive Officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under Section 162(m) or related regulations. The Compensation Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws to the extent practicable. Income related to stock options granted under our equity compensation plans generally qualifies for an exemption from these restrictions imposed by Section 162(m). In the future, the Compensation Committee will continue to evaluate the advisability of qualifying its executive compensation for full deductibility.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors of Directors, have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on such review and discussion, we are of the opinion that the executive compensation policies and plans provide appropriate compensation to properly align the Company’s performance and the interests of its shareholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term. Accordingly, we have recommended to the Board of Directors of Directors that the foregoing Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2010, and in the proxy statement relating to the Company’s 2011 Annual Meeting of Shareholders.

Submitted by the Compensation Committee of the Board of Directors of Directors:

COMPENSATION COMMITTEE Neil E. Jenkins, Chairman of the Compensation Committee Justin A. Orlando Timothy S. Stanley

Summary Compensation Table

The following summary compensation table sets forth information concerning aggregate compensation earned by or paid to (i) the individuals serving as our Chief Executive Officers during our 2010 fiscal year, (ii) the individual serving as our Chief Financial Officer during our 2010 fiscal year, and (iii) our three other highly compensated executive officers who served in such capacities at the end of fiscal year 2010. We refer to these individuals as our “Named Executive Officers.”

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)	Stock Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation (3) ($)	Total ($)
Patrick J. Ramsey(4)	2010	338,943	592,500	—	1,416,520	—	—	17,707	2,365,669
President and Chief Executive	2009	300,000	—	—	176,903	180,000	—	79,178	736,081
Officer	2008	—	—	—	—	—	—	—	—

Anthony M. Sanfilippo(5)	2010	207,692	—	—	—	—	—	4,702	212,395
Former President and Chief	2009	450,000	—	—	816,480	675,000	—	24,203	1,965,683
Executive Officer	2008	121,154	181,731	—	211,610	—	—	30,844	545,339

Adam D. Chibib(6)	2010	250,000	295,000	—	116,688	—	—	168	661,857
Senior Vice President and	2009	152,885	55,000	—	296,844	91,730	—	—	596,459
Chief Financial Officer	2008	—	—	—	—	—	—	—	—

Uri L. Clinton(7)	2010	250,000	275,000	—	116,688	—	—	52,504	694,193
Senior Vice President, General	2009	250,000	—	—	204,120	150,000	—	93,244	697,364
Counsel and Corporate Secretary	2008	—	—	—	—	—	—	—	—

Mick D. Roemer(8)	2010	200,000	290,000	—	116,688	—	—	2,177	558,865
Senior Vice President - Sales	2009	—	—	—	—	—	—	—	—
	2008	—	—	—	—	—	—	—	—

Virginia E. Shanks(9)	2010	250,000	275,000	—	—	—	—	1,680	526,680
Senior Vice President and Chief	2009	250,000	—	—	163,296	150,000	—	11,035	574,331
Marketing Officer	2008	—	—	—	—	—	—	—	—
(1)
Amounts disclosed in the “Option Awards” column relate to grants of stock options made under one or more of the Company’s stock option plans (See “Executive Compensation” on page 21). With respect to each stock option grant, the amounts disclosed generally reflect the fair value of option awards as of the grant date for all options issued in the respective fiscal year, disregarding any estimate of forfeitures related to serviced-based vesting conditions, in accordance with ASC Topic 718 “Compensation-Stock Comparison” (formerly SFAS No. 123(R) “Share Based Payment”). Generally, ASC Topic 718 “Compensation-Stock Comparison” (formerly SFAS No. 123(R) “Share Based Payment”) requires the full grant-date fair value of a stock option award to be amortized and recognized as compensation cost over the service period that relates to the award.  Note 1, “Summary of Significant Accounting Policies,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010 sets forth the relevant assumptions used to determine the valuation of our stock option awards.

(2)
Includes all payments paid under the Retention Plan paid or earned during fiscal year 2010.  All compensation earned for fiscal year ended September 30, 2010 was paid in fiscal 2010, except amounts paid under the Retention Plan for the September 30, 2010 payment.  Bonuses earned on September 30, 2009 pursuant to the Company’s 2009 Management Bonus Plan are included in the 2009 fiscal year.

(3)
Amounts disclosed in the “All Other Compensation” column for Mr. Ramsey include the following: Company contributions to the 401(k) Plan account of $2,333 and $12,593, during fiscal year 2010 and fiscal year 2009, respectively; Company contributions for group term life insurance for Mr. Ramsey of $196 during fiscal year 2010; automobile reimbursement of $3,461 and $2,833 during fiscal year 2010 and fiscal year 2009, respectively; reimbursements to Mr. Ramsey’s former employer of $1,031 during fiscal year 2010; a tax reimbursement of $10,154 during fiscal year 2010; and $502 for reimbursement for airfare for Mr. Ramsey’s spouse to attend a customer event during fiscal year 2010 as well as the following expenses during fiscal year 2009: relocation expense reimbursement of $50,006; commuting expense of $1,633; and rent reimbursement of $12,083. Amounts for Mr. Sanfilippo for fiscal year 2009 include the following: Company contributions to the 401(k) Plan account of $16,123 and an insurance reimbursement of $8,050. Amounts for Mr. Clinton include the following: Company contributions to the 401(k) Plan account of $1,731 and $12,587 during fiscal year 2010 and fiscal year 2009, respectively; Company contributions for group term life insurance for Mr. Clinton of $125 during fiscal year 2010; a tax reimbursement of $16,353 for fiscal year 2010, a tuition reimbursement owed by Mr. Clinton to his former employer of $34,266 and $65,026 during fiscal years 2010 and 2009, respectively; and a relocation expense reimbursement of $15,601 during fiscal year 2009. Amounts for Ms. Shanks for fiscal year 2009 include Company contributions to the 401(k) Plan account of $11,005. Amounts for Mr. Ramsey, Mr. Clinton and Ms. Shanks include a $30 gift card provided to all employees at Thanksgiving during fiscal years 2009 and 2010, as applicable.

(4)
Mr. Ramsey commenced his employment with the Company effective September 14, 2008.  Effective September 14, 2010, Mr. Ramsey was appointed President and Chief Executive Officer, and previously served as the Interim President and Chief Executive Officer since March 2010 and Chief Operating Officer of the Company since September 2008.  In connection with his appointment as Interim President and Chief Executive Officer, Mr. Ramsey’s base salary was increased to $375,000.  In connection with his appointment as President and Chief Executive Officer, Mr. Ramsey received a $67,500 bonus and 700,000 shares on September 19, 2010, which had a grant date fair value for each option award of $1,416,520 (computed in accordance with ASC Topic 718 “Compensation-Stock Comparison” (formerly SFAS No. 123(R) “Share Based Payment”)).

(5)
Mr. Sanfilippo commenced his employment with the Company effective June 15, 2008. In recognition of his service during fiscal year 2008, he was awarded a pro-rata bonus under the terms of his employment agreement. Effective March 14, 2010, Mr. Sanfilippo resigned as President and Chief Executive Officer and ceased to be an executive officer of the Company.  Mr. Sanfilippo continued to serve on the Board of Directors of the Company until the 2011 Annual Meeting of Shareholders.

(6)
Mr. Chibib commenced his employment with the Company in February 10, 2009.  In recognition of his service during fiscal year 2009, he was awarded a pro-rata bonus under the terms of his employment agreement as well as a sign-on bonus of $15,000.  Pursuant to his employment agreement, Mr. Chibib was also entitled to receive $20,000 per quarter based on quarterly performance objectives during his first year of employment with the Company; Mr. Chibib received $40,000 in fiscal year 2009 and $20,000 in fiscal year 2010.

(7)	Mr. Clinton commenced his employment with the Company effective August 16, 2008.
(8)
Mr. Roemer commenced his employment with the Company effective January 12, 2009 and was not a named executive officer of the Company in fiscal year 2009.  Pursuant to his employment agreement, Mr. Roemer is entitled to receive a quarterly incentive bonus upon achievement of sales and placement goals, not to exceed $100,000 in any individual twelve month period.  In fiscal year 2010, Mr. Roemer received $70,000 as incentive bonus.

(9)
Ms. Shanks commenced her employment with the Company effective July 22, 2008. Effective October 1, 2010, Ms. Shanks resigned as Chief Marketing Officer and ceased to be an executive officer of the Company.

Grants of Plan-Based Awards in Our Fiscal Year Ended September 30, 2010

The following table provides information regarding grants of plan-based awards made to each of the Named Executive Officers during the fiscal year ended September 30, 2010.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Date Award Approved	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Mr. Ramsey(2)	9/19/2010	9/13/2010	—	700,000	3.85	1,416,520
Mr. Sanfilippo	—	—	—	—	—	—
Mr. Chibib(3) (4)	9/30/2010	9/13/2010	—	60,000	3.70	116,688
Mr. Clinton(3) (4)	9/30/2010	9/13/2010	—	60,000	3.70	116,688
Mr. Roemer(3) (4)	9/30/2010	9/13/2010	—	60,000	3.70	116,688
Ms. Shanks(5)	—	—	—	—	—	—
(1)
The amounts disclosed in the “Grant date fair value of stock and option awards” column were computed in accordance with ASC Topic 718 “Compensation-Stock Comparison” (formerly SFAS No. 123(R) “Share Based Payment”).

(2)
On September 13, 2010, the Board of Directors, upon recommendation of the Compensation Committee, approved an option to purchase 700,000 shares for Mr. Ramsey pursuant to his Amended and Restated Executive Employment Agreement.  The options are immediately exercisable, but will vest 25% after one year, and will continue to vest in equal quarterly installments during each of the following three years.  All awards were issued under the Company’s Consolidated Equity Incentive Plan.

(3)
On September 13, 2010, the Compensation Committee of the Board of Directors approved an award to each of Messrs. Chibib, Clinton and Roemer of incentive stock options, or ISOs, pursuant to the Company’s evergreen policy. The options are granted as of the last day of the Company’s fiscal year and are immediately exercisable, but will vest 25% after one year, and will continue to vest in equal quarterly installments during each of the following three years.  All awards were issued under the Company’s Consolidated Equity Incentive Plan.

(4)
On March 14, 2010, the Compensation Committee recommended and the Company’s full Board of Directors approved a retention bonus plan for members of senior management after the Company’s President and Chief Executive Officer resigned, and on October 5, 2010, the Company entered into Incentive Bonus Agreements with each of Messrs. Chibib, Clinton and Roemer pursuant to which implements the retention bonus plan.  Each executive must remain continuously in the employ of the Company and be employed by the Company on each applicable bonus payment date to receive his scheduled bonus. The September 30 payment is an assured payment in lieu of annual target bonus payments under an annual incentive plan.

(5)
Effective October 1, 2010, Ms. Shanks resigned as Vice President, Chief Marketing Officer and ceased to be an executive officer of the Company.  Ms. Shanks did not receive any stock option awards in fiscal year 2010.

Outstanding Equity Awards at Our Fiscal Year Ended September 30, 2010

The following table provides information concerning the current holdings of stock options by the Named Executive Officers as of September 30, 2010. This table includes unexercised and unvested option awards. Individual equity grants are shown separately for each such Named Executive Officer.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($) (2)	Option Expiration Date
Mr. Ramsey	9/14/2008	300,000	—	4.4500	9/13/2015
	9/30/2009	65,000	—	5.1200	9/30/2016
	9/19/2010	700,000	—	3.8500	9/19/2017
	Total	1,065,000	—

Mr. Sanfilippo(3)	6/15/2008	568,750	—	4.6800	6/15/2018
	9/30/2009	—	—	5.1200	3/31/2010
	Total	568,750	—

Mr. Chibib	2/02/2009	250,000	—	1.7100	2/02/2016
	9/30/2009	33,333	—	5.1200	9/30/2016
	9/30/2010	60,000	—	3.7000	9/30/2017
	Total	353,333	—

Mr. Clinton(4)	8/16/2008	250,000	—	5.0400	8/15/2015
	9/30/2009	75,000	—	5.1200	9/30/2016
	9/30/2010	60,000	—	3.7000	9/30/2017
	Total	385,000	—

Mr. Roemer	1/13/2009	200,000	—	2.3500	1/12/2016
	9/30/2009	30,000	—	5.1200	9/30/2016
	9/30/2010	60,000	—	3.7000	9/30/2017
	Total	290,000	—

Ms. Shanks(4) (5)	7/22/2008	250,000	—	3.9000	7/22/2015
	9/30/2009	60,000	—	5.1200	9/30/2016
	Total	310,000	—
(1)
Stock options are generally exercisable immediately but are initially unvested and will vest over a four year period.  Mr. Chibib’s February 2, 2009 grant, Mr. Ramsey’s September 14, 2008 grant and September 19, 2010 grant, Mr. Roemer’s January 13, 2009 grant, the September 30, 2009 grants and the September 30, 2010 grants to each of the NEOs each vest 25% after one year, and will continue to vest in equal quarterly installments during each of the following three years.

(2)	The option exercise price is equal to the closing share price of the Company’s stock on the day of grant.
(3)
The initial grant of options to Mr. Sanfilippo vests over four years in equal quarterly installments. In connection with Mr. Sanfilippo’s departure from the Company, the Company executed a Resignation and Separation Agreement with Mr. Sanfilippo, dated March 14, 2010, which provided for Mr. Sanfilippo’s continued service to the Company’s Board of Directors as well as the termination of vesting for Mr. Sanfilippo’s unvested equity interests as of March 31, 2010.  The Resignation and Separation Agreement was filed as Exhibit 10.1 to our Current Report on Form 8-K, as filed with the Securities and Exchange Commission on March 15, 2010.

(4)	Options granted to Ms. Shanks on July 22, 2008 and to Mr. Clinton on August 16, 2008 vest over four years in sixteen equally quarterly installments.
(5)
Effective October 1, 2010, Ms. Shanks resigned as Vice President, Chief Marketing Officer and ceased to be an executive officer of the Company. As of December 20, 2010, Ms. Shanks no longer had any awards of stock options outstanding.

Option Exercises in Fiscal Year 2010

None of our NEOs exercised any stock options during the fiscal year ended September 30, 2010.

Pension Benefits in Our Fiscal Year Ended September 30, 2010

The Company does not maintain a tax-qualified defined benefit retirement plan.

Nonqualified Deferred Compensation in Fiscal Year 2010

The Company does not maintain any non-qualified supplemental retirement plans or deferred compensation plans for our executive officers.

CERTAIN INFORMATION NOT DEEMED INCORPORATED BY REFERENCE
IN ANY SECURITIES AND EXCHANGE COMMISSION FILINGS

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, or the Securities Act, or the 1934 Act that might incorporate all or portions of future filings, including this Proxy Statement, with the SEC, in whole or in part, the Report of the Compensation Committee of our Board of Directors and the Report of the Audit Committee of our Board of Directors shall not be deemed to be incorporated by reference into any such filing or deemed to be “soliciting material” or “filed” with the SEC under the Securities Act or the 1934 Act, or subject to the liabilities of Section 18 of the 1934 Act. In addition, this Proxy Statement includes certain website addresses intended to provide inactive, textural references only. The information on these websites shall not be deemed part of this Proxy Statement.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
FOR 2012 ANNUAL MEETING

Shareholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in our proxy statement and form of proxy for our next annual meeting must submit their proposals so that they are received by us at our principal executive offices, addressed to our Corporate Secretary, no later than September 30, 2011. Shareholder proposals not submitted for inclusion in next year’s proxy statement and form of proxy, but instead sought to be presented directly at our next annual meeting of shareholders, may be brought before the annual meeting so long as we receive notice of the proposal, addressed to the Corporate Secretary, at our principal executive offices, no later than September 30, 2011. If received after September 30, 2011, such proposals will be considered untimely. Unless we receive notice in the manner and by the dates specified above, the proxy holders shall have discretionary authority to vote for or against any such proposal presented at our next annual meeting of shareholders.

ANNUAL REPORT

A copy of our annual report for our fiscal year ended September 30, 2010 has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the annual meeting. The annual report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

FORM 10-K

We filed an annual report on Form 10-K with the SEC on December 10, 2010. Shareholders may obtain a copy of our annual report, including the amendments thereto, without charge, by writing to our Corporate Secretary at our principal executive offices, located at 206 Wild Basin Rd South, Bldg B, Suite 400, Austin, Texas 78746.

By order of the Board of Directors, /s/ Patrick J. Ramsey Patrick J. Ramsey President and Chief Executive Officer
Austin, Texas
January 28, 2011

Exhibit A

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
AND
STATEMENT OF RESOLUTION ESTABLISHING
SERIES OF PREFERRED STOCK
OF
MULTIMEDIA GAMES, INC.

Pursuant to the provisions of Subchapter B of the Texas Business Organization Code (the “TBOC”), Multimedia Games, Inc. (the “Corporation”) hereby adopts this Certificate of Amendment (this “Certificate of Amendment”) to its Amended and Restated Articles of Incorporation, as filed with the Secretary of State on August 30, 1991, and as restated on May 13, 1997 and as amended on February 6, 2004 (the “Articles of Incorporation”) and its Statement of Resolutions Establishing Series of Shares of Preferred Stock, as filed with the Secretary of State on October 16, 1998 (the “Statement of Resolution”).

ARTICLE I

The name of the corporation is Multimedia Games, Inc., a for-profit corporation.

ARTICLE II

This Certificate of Amendment hereby amends the Articles of Incorporation by amending and restating the first paragraph of ARTICLE FOUR, Section C, Paragraph 2 to read in its entirety as follows:

2.           Dividends.  Dividends as provided herein shall be subject to ARTICLE ELEVEN:

ARTICLE III

This Certificate of Amendment hereby amends the Articles of Incorporation by amending and restating the first paragraph of ARTICLE FOUR, Section C, Paragraph 3 to read in its entirety as follows:

3.           Voting Rights.  Subject to ARTICLE ELEVEN, the holders of shares of Series A Preferred Stock shall have the following voting rights:

ARTICLE IV

This Certificate of Amendment hereby amends the Articles of Incorporation by amending and restating the first paragraph of ARTICLE FOUR, Section C, Paragraph 4 to read in its entirety as follows:

4.           Conversion.  Conversion as provided herein shall be subject to ARTICLE ELEVEN.

ARTICLE V

This Certificate of Amendment hereby amends the Articles of Incorporation by amending and restating the first paragraph of ARTICLE FOUR, Section C, Paragraph 6 to read in its entirety as follows:

6.           Reaquired Shares.  Subject to ARTICLE ELEVEN, any shares of the Series A Preferred Stock purchased or otherwise acquired by this Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued as shares of Preferred Stock and may be reissued as Series A Preferred Stock or as a part of a new series of Preferred Stock subject to the conditions and restrictions of issuance set forth herein, in the Articles of Incorporation or as otherwise required by law.

ARTICLE VI

This Certificate of Amendment hereby amends the Articles of Incorporation by amending and restating the first paragraph of ARTICLE FOUR, Section C, Paragraph 8 to read in its entirety as follows:

8.           Optional Redemption.  Subject to ARTICLE ELEVEN, each share of Series A Preferred Stock shall, out of funds legally available for that purpose, be subject to redemption, at the election of the Corporation, on any date (the "Redemption Date") subsequent to issuance, at a redemption price of $10, plus an amount equal to all accrued and unpaid dividends on such share, whether or not declared or earned, to the Redemption Date.  Notice of each redemption shall be mailed at least 30 days prior to the Redemption Date with respect thereto, shall state that the Series A Preferred Stock, or part thereof, shall be redeemed, and the date, place and purchase price of such redemption, upon surrender of the certificates representing shares of Series A Preferred Stock, and shall be given to the holders of record of the shares of Series A Preferred Stock to be redeemed, by first class mail, postage prepaid, at such holder's address of record.  In the event that the Corporation at any particular time proposes to redeem fewer than all of the then outstanding shares of Series A Preferred Stock, the shares of Series A Preferred Stock to be redeemed shall be selected to such manner that the number of shares of Series A Preferred Stock (to the nearest full share) to be redeemed from each holder of record of Series A Preferred Stock shall bear the same proportional relationship to all shares of Series A Preferred Stock held by such holder is the aggregate number of shares to be redeemed bears to all the shares of Series A Preferred Stock then outstanding.  On the Redemption Date, all dividends on the shares to be redeemed shall cease to accrue, all rights with respect to such shares so to be redeemed shall forthwith on such date cease and determine (except only the right of the holder to receive the redemption price therefor, but without any interest) and such shares so called for redemption shall no longer be deemed outstanding.  On or before each Redemption Date, the respective holders of record of shares to be redeemed shall deliver to the Corporation the certificates for the shares to be redeemed.

ARTICLE VII

The following ARTICLE ELEVEN is added to the Articles of Incorporation of the Corporation:

ARTICLE ELEVEN

COMPLIANCE WITH GAMING LAWS

A.	REDEMPTION.

1.   Redemption of Shares of an Unsuitable Person.  At the option of the Corporation, any or all shares of any class or series of stock of the Corporation (“Shares”) owned by an Unsuitable Person may be redeemed by the Corporation for the Redemption Price out of funds lawfully available on the Redemption Date. Shares redeemable pursuant to this ARTICLE ELEVEN, Section A.1. shall be redeemable at any time and from time to time pursuant to the terms hereof.

2.   Partial Redemption. In the case of a redemption of only some of the shares owned by a shareholder, the Board of Directors shall select the Shares to be redeemed, by lot or in any other manner determined in good faith by the Board of Directors.

3.   Article Eleven Redemption Notice. In the case of a redemption pursuant to Section A.1. of this ARTICLE ELEVEN, the Corporation shall send a written notice to the holder of the Shares called for redemption (the “Article Eleven Redemption Notice”), which shall set forth: (a) the Redemption Date, (b) the number of Shares to be redeemed on the Redemption Date, (c) the Redemption Price and the manner of payment therefor, (d) the place where any certificates for such Shares shall be surrendered for payment, duly endorsed in blank or accompanied by proper instruments of transfer, and (e) any other requirements of surrender of the certificates (if any) representing the Shares to be redeemed.

4.   Method of Payment of Redemption Price. The Redemption Price may be paid in cash, by promissory note, or both, as required by any Gaming Authority and, if not so required, as the Corporation elects. If any portion of the Redemption Price is to be paid pursuant to a promissory note: (a) such note will have a face amount equal to the portion of the Redemption Price for which the note is given (i.e., if the Redemption Price is $1,000, and cash of $250 is paid, the note shall have a face amount of $750), and (b) unless the Corporation agrees to different terms, the note will (i) be unsecured, (ii) have a term of five years, (iii) bear interest, compounded annually, at the prime rate of interest as published in the Wall Street Journal on the Redemption Date, provided that if the Wall Street Journal ceases to publish the prime rate, the Corporation will reasonably determine a substitute method for determining the prime rate, and (iv) have such other terms as are determined to be customary and appropriate by the board, in its sole discretion, after consultation with a nationally recognized investment bank.

B.   RIGHTS OF HOLDERS OF SHARES. On and after the date of an Article Eleven Redemption Notice, any Unsuitable Person owning Shares called for redemption shall cease to have any voting rights with respect to such Shares and, on and after the Redemption Date specified therein, such holder shall cease to have any rights whatsoever with respect to such Shares other than the right to receive the Redemption Price, without interest, on the Redemption Date; provided, however, that if any such Shares come to be owned solely by persons other than Unsuitable Persons, such persons may exercise voting rights of such Shares, and the Corporation may determine, in its discretion, not to redeem such Shares.

C.   NOTICES. All notices given by the corporation to holders of shares pursuant to this ARTICLE ELEVEN, including the Article Eleven Redemption Notice, shall be in writing and shall be deemed given when delivered by personal service, overnight courier or first-class mail, postage prepaid, to the holder’s address as shown on the Corporation’s books and records.

D.   NON-EXCLUSIVITY OF RIGHTS. The Corporation’s right to redeem shares pursuant to this ARTICLE ELEVEN shall not be exclusive of any other rights the Corporation may have or hereafter acquire under any agreement, any provision of this Articles of Incorporation or the Bylaws of the Corporation or otherwise with respect to the acquisition by the Corporation of shares or any restrictions on holders thereof.

E.   SEVERABILITY. In the event that any provision (or portion of a provision) of this ARTICLE ELEVEN or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this ARTICLE ELEVEN (including the remainder of such provision, as applicable) will continue in full force and effect.

F.   DEFINITIONS. For purposes of this ARTICLE ELEVEN, the following terms shall have the meanings specified below:

1.   “Fair Market Value” shall equal: (a) the average closing sales price per share of the Shares to be redeemed during the thirty (30) Trading Day period immediately preceding the date of the Article Eleven Redemption Notice on the primary national securities exchange or national quotation system on which such Shares are listed or quoted, (b) in the event such Shares are not traded or quoted on a national securities exchange or national quotation system, the average of the means between the representative bid and asked prices as quoted by Pink OTC Markets Inc. or another generally recognized quotation reporting system during the thirty (30) Trading Day period immediately preceding the date of the Article Eleven Redemption Notice, or (c) if no such quotations are available, the fair market value per share of such Shares as determined in good faith by the Corporation’s Board of Directors.

2.   “Gaming” shall mean the conduct of any gaming or gaming-related activities, including, without limitation, the use, manufacture, sale or distribution of gaming devices, and any related and associated equipment and services, and the provision of any type of services or equipment pursuant to a contract, agreement, relationship or otherwise with any holder or beneficiary of a Gaming License.

3.   “Gaming Authority” shall mean any international, foreign, federal, state, local, tribal and other regulatory and licensing body or agency with authority over Gaming.

4.   “Gaming Licenses” shall mean all licenses, permits, approvals, orders, authorizations, registrations, findings of suitability, franchises, exemptions, waivers and entitlements issued by a Gaming Authority required for, or relating to, the conduct of Gaming.

5.   “ownership” (and derivatives thereof) shall mean (a) ownership of record, and (b) “beneficial ownership” as defined in Rule 13d-3 or Rule 16a-1(a)(2) promulgated by the Securities and Exchange Commission under the Securities and Exchange Act of 1934.

6.   “person” shall mean an individual, partnership, corporation, limited liability company, trust or any other entity.

7.   “Redemption Date” shall mean the date on which Shares shall be redeemed by the Corporation pursuant to Section A.1. of this ARTICLE ELEVEN. The Redemption Date shall be not less than sixty (60) Trading Days following the date of the Article Eleven Redemption Notice unless a Gaming Authority requires that the Shares be redeemed as of an earlier date, in which case, the Redemption Date shall be such earlier date and the Article Eleven Redemption Notice shall be sent on the first day following the day the Corporation becomes apprised of such earlier Redemption Date.

8.   “Redemption Price” shall mean the price per Share to be paid by the Corporation on the Redemption Date for the redemption of Shares pursuant to Section A.1. of this ARTICLE ELEVEN and shall be equal to the Fair Market Value of a Share, unless otherwise required by any Gaming Authority.

9.   “Trading Day” means a day on which the Shares (a) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business on such day, and (b) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Shares.

10.           “Unsuitable Person” shall mean any person whose ownership of Shares or whose failure to make application to seek licensure from or otherwise comply with the requirements of a Gaming Authority will result in the Corporation losing a Gaming License, or the Corporation being unable to reinstate a prior Gaming License, or the Corporation being unable to obtain a new Gaming License, as determined by the Corporation’s Board of Directors, in its sole discretion, after consultation with counsel.

ARTICLE VIII

This Certificate of Amendment hereby amends the Statement of Resolution by amending and restating Section B.2 to read in its entirety as follows:

2.           Dividends and Distributions.

(a)           Subject to ARTICLE ELEVEN and the rights of the holders of any shares of any Series of Preferred Stock ranking prior to the Series B Preferred with respect to dividends, the holders of shares of Series B Preferred, in preference to the holders of Common Stock, par value $ .01 per share (the “Common Stock”) of the Company, and of any other junior stock, will be entitled  to receive, when, as and if declared by the Board out of funds legally available for the purpose, dividends payable in cash (except as otherwise provided below) on such dates as are from time to time established for the payment of dividends on the Common Stock (each such date being referred to herein as a “Dividend Payment Date”), commencing on the first Dividend Payment Date after the first issuance of a share, or fraction of a share of Series B Preferred (the “First Dividend Payment Date”), in an amount per share (rounded to the nearest cent) equal to fee greater of (i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, one hundred times the aggregate per share amount of all cash dividends, and one hundred times the aggregate per share amount (payable in kind) of all non-cash dividends, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the First Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred.  In the event that the Company at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series B Preferred are then issued or outstanding, the amount to which holder of shares of Series B Preferred would otherwise be entitled immediately prior to such event under clause (ii) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock, outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)           Subject to ARTICLE ELEVEN, the Company will declare a dividend on the Series B Preferred, as provided in the immediately preceding paragraph immediately after it declares a dividend on the Common Stock (other than a dividend payable in shares of Common Stock).  Each such dividend on the Series B Preferred will be payable immediately prior to the time at which the related dividend on the Common Stock is payable.

(c)           Subject to ARTICLE ELEVEN, dividends will accrue on outstanding shares of Series B Preferred from the Dividend.  Payment Date next preceding the date of issue of such shares, unless (i) the date of issue of such shares is prior to the record date for the First Dividend Payment Date, in which case dividends on such shares will accrue from the date of the fist issuance of a share of Series B Preferred or (ii) the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred entitled to receive a dividend and before such Dividend Payment Date, in either of which events such dividends will accrue from such Dividend Payment Date.  Accrued but unpaid dividends will cumulate from the applicable Dividend Payment Date but will not bear interest.  Dividends paid on the shares of Series B Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board may fix a record date for the determination of holders of shares; of Series B Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date will be not more than 60 calendar days prior to the date fixed for the payment thereof.

ARTICLE IX

This Certificate of Amendment hereby amends the Statement of Resolution by amending and restating Section B.3(a) and (b) to read in its entirety as follows:

3.           Voting Rights.  The holders of shares of Series B Preferred will have the following voting rights:

(a)           Subject to ARTICLE ELEVEN and the provision for adjustment hereinafter set forth, each share of Series B Preferred will entitle the holder thereof to one hundred votes on all matters submitted to a vote of the stockholders of the Company.  In the event the Company at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series B Preferred are then issued or outstanding, the number of votes per share to which holders of shares of Series A Preferred would otherwise be entitled immediately prior to such event will be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)           Except as otherwise provided in ARTICLE ELEVEN and herein, any other resolution of the Board creating a Series of Preferred Stock or any similar stock, or by law, the holders of shares of Series B Preferred and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights will vote together as one class on all matters submitted to a vote of stockholders of the Company.

ARTICLE X

This Certificate of Amendment hereby amends the Statement of Resolution by amending and restating the first sentence of Section B.4(a) to read in its entirety as follows:

(a)           Subject to ARTICLE ELEVEN, whenever dividends or other dividends or distributions payable on the Series B Preferred are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred outstanding have been paid in full, the Company will not:

ARTICLE XI

This Certificate of Amendment hereby amends the Statement of Resolution by amending and restating Section B.5 to read in its entirety as follows:

5.           Reacquired Shares.  Subject to ARTICLE ELEVEN, any shares of Series B Preferred purchased or otherwise acquired by the Company in any manner whatsoever will be retired and canceled promptly after the acquisition thereof.  All such shares will upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation of the Company, or in any other resolution of the Board creating a series of Preferred Stock or any similar stock or as otherwise required by law.

ARTICLE XII

The date of the adoption of this Certificate of Amendment and the amendment contemplated hereby by the shareholders of the corporation is March __, 2011.

ARTICLE XIII

This Certificate of Amendment and the amendment contemplated hereby have been approved in the manner required by the TBOC and by the governing documents of the corporation.

ARTICLE XIV

This Certificate of Amendment will become effective when filed by the Texas Secretary of State.

IN WITNESS WHEREOF, the undersigned has signed this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument on March __, 2011.

Patrick J. Ramsey, President and Chief Executive Officer

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held March 22, 2011. The Proxy Statement and our 2010 Annual Report to Shareholders are available at: http://ir.multimediagames.com/annuals.cfm**

▼ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▼

The undersigned shareholder(s) of Multimedia Games, Inc., a Texas corporation, hereby revokes all previous proxies, acknowledges receipt of the Notice of the 2011 Annual Meeting of Shareholders of Multimedia Games, Inc. and the Proxy Statement for such Annual Meeting, and hereby appoints Michael J. Maples and Uri L. Clinton, and each of them, the Proxies and Attorneys-in-Fact of the undersigned, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2011 Annual Meeting of Shareholders of Multimedia Games, Inc. to be held on March 22, 2011 at 10:00 a.m., local time, at Multimedia Games, Inc.'s corporate office, located at 206 Wild Basin Road South, Building B, Austin, Texas, 78746, and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if personally present on any of the following matters and with discretionary authority as to any and all other matters that may properly come before the meeting.

1. Election of Directors.

| **Nominees:** | **FOR** | **AGAINST** | **ABSTAIN** | | **FOR** | **AGAINST** | **ABSTAIN** |
|---|---|---|---|---|---|---|---|
| Michael J. Maples, Sr. | ☐ | ☐ | ☐ | Patrick J. Ramsey | ☐ | ☐ | ☐ |
| Stephen J. Greathouse | ☐ | ☐ | ☐ | Robert D. Repass | ☐ | ☐ | ☐ |
| Neil E. Jenkins | ☐ | ☐ | ☐ | Timothy S. Stanley | ☐ | ☐ | ☐ |
| Justin A. Orlando | ☐ | ☐ | ☐ | | | | |

   ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

   ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

   ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

   ☐**(A) EVERY YEAR** ☐**(B) EVERY TWO YEARS** ☐**(C) EVERY THREE YEARS** ☐**ABSTAIN**

**SEE REVERSE SIDE**

# PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

**INTERNET**

**Vote Your Proxy on the Internet:**

**Go to www.proxyease.com**

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

**TELEPHONE**

**Vote Your Proxy by Phone:**

**Call 1 (866) 437-4675**

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

**MAIL**

**Vote Your Proxy by Mail:**

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

▼ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▼

6. To ratify the appointment of BDO USA, LLP as the independent registered public accountants for Multimedia Games, Inc. for fiscal year ending September 30, 2011; ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

7. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof, including approving any such postponement or adjournment, if necessary.

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSALS 2, 3, 4, AND 6, AND "FOR" ALTERNATIVE (A) FOR PROPOSAL 5, VOTING TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR.**

**THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE PERSONS AND PROPOSALS, INCLUDING ALTERNATIVE (A) FOR PROPOSAL 5, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE BOARD OF DIRECTORS MAY RECOMMEND OR, IN THE ABSENCE OF A RECOMMENDATION, AS THE PROXY HOLDERS DEEM ADVISABLE.**

**TO ENSURE YOUR REPRESENTATION AT THE 2011 ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.**

Date ______________________________

Signature ______________________________

Please check, if you intend to attend the 2011 Annual Shareholders Meeting: ☐

Address Change? Mark Box: ☐ And indicate changes in space above

NOTE: This proxy should be marked, dated and signed by each shareholder exactly as such shareholder's name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in the partnership name by authorized person.